Exhibit 10.18
Execution Version
AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT NO. 4, dated as of December 30, 2022 (this “Amendment”), by and among ZOOMINFO LLC (f/k/a DISCOVERORG, LLC), a limited liability company organized under the laws of Delaware (the “Borrower”), ZOOMINFO TECHNOLOGIES LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZOOMINFO MIDCO, LLC (f/k/a DISCOVERORG MIDCO, LLC), a limited liability company organized under the laws of Delaware (“Holdings”), each of the Guarantors party hereto and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, and L/C Issuer, to the First Lien Credit Agreement, dated as of February 1, 2019, among the Borrower, Holdings, the Administrative Agent, and each lender from time to time party thereto (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of February 19, 2020, as further amended by that certain Amendment No. 2 to First Lien Credit Agreement, dated as of February 2, 2021, as further amended by that certain Amendment No. 3 to First Lien Credit Agreement, dated as of July 20, 2021 and as further amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement or the Amended Credit Agreement, as the context may require.
W I T N E S S E T H:
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, in accordance with Section 3.04(b) of the Credit Agreement, the Administrative Agent, together with the Borrower, has determined that the supervisor or the administrator of the interbank offered rate has made a public statement or published information stating that the administrator or supervisor has ceased or will cease to use the interbank offered rate for determining interest rates for loans in Dollars (or any other currency, as applicable);
WHEREAS, pursuant to Section 3.04(b) of the Credit Agreement, the Borrower and the Administrative Agent are willing to effect the amendments set forth herein to replace the Eurocurrency Rate with Term SOFR and include such other Benchmark Replacement Conforming Changes as set forth in the Amended Credit Agreement, and agree to the terms of this Amendment and the Amended Credit Agreement, in each case, on the terms and subject to the terms and conditions in this Amendment;
WHEREAS, each Loan Party party hereto expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Loan Documents to which it is a party;

WHEREAS, this Amendment and the transactions contemplated herein have been posted to all Lenders on December 21, 2022 and so long as the Administrative Agent has not received written notice of objection to this Amendment from the Lenders comprising the Required Lenders by 5:00 p.m. (New York City time) on December 29, 2022, this Amendment shall become effective on December 30, 2022.
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
ARTICLE IAmendments
Section 1.1.Amendments; Existing Loans.
(a)Amendments. Subject to satisfaction of the conditions set forth in Article III hereof, on the Amendment No. 4 Effective Date (as defined below), the parties hereto agree that:
i.the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Exhibit A hereto; and
ii.Exhibit A-1 (Form of Committed Loan Notice) and Exhibit J (Form of Optional Prepayment of Loans) to the Credit Agreement shall be amended and restated in the form of Exhibit B attached hereto.
(b)Existing Term Loans. Notwithstanding anything to the contrary contained herein or in any other Loan Document,
i.all Term Loans outstanding as of the date hereof that are Eurocurrency Rate Loans denominated in Dollars (as defined in the Credit Agreement immediately prior to the effectiveness of this Agreement, the “Existing Term Loans”) shall continue to accrue interest based on the Eurocurrency Rate (plus the Applicable Margin applicable to such Eurocurrency Rate Loans as of the date hereof immediately prior to giving effect to this Agreement) and their applicable existing Interest Periods (as each such term is defined in the Credit Agreement immediately prior to the effectiveness of this Agreement) until the last day of the Interest Period applicable to each such Existing Term Loans (provided, that in no event shall an Existing Term Loans be permitted to be continued as a Eurocurrency Rate Loan after the termination or expiration of its applicable Interest Period), and thereafter, all Existing Term Loans shall either be Term Loans that bear interest based on the Term SOFR or Base Rate as determined in accordance with the Amended Credit Agreement, and

ii.subject to any express limitations set forth in the immediately preceding clause (i), the terms of the Credit Agreement as in effect immediately prior to the effectiveness of this Agreement in respect of the administration of Eurocurrency Rate Loans (solely with respect to the Existing Term Loans) shall remain in effect from and after the date hereof until the last day of the Interest Period applicable to each such Existing Term Loans, in each case, solely for purposes of administering the Existing Term Loans (including, without limitation, with respect to the payment of interest accrued thereon, determination of breakage fees and other subject matter set forth in Section 3.06 of the Credit Agreement).
ARTICLE II
Each Loan Party party hereto represents and warrants to the Administrative Agent that:
Section 1.1.Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 2.3) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute and deliver this Amendment and perform its obligations under this Amendment and under the Amended Credit Agreement, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 1.2.Authorization; No Contravention. The execution and delivery of this Amendment and performance by each Loan Party of this Amendment and the Amended Credit Agreement, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except in each case to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 1.3.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any patents, registered trademarks, registered copyrights, or applications for any of the foregoing) and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 1.4.Binding Effect. This Amendment has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 2.3). Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms.
ARTICLE III

Conditions to Effectiveness
Section 1.1.Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) on which the following conditions precedent are satisfied:
(a)this Amendment shall have been executed and delivered by the Borrower, the Co-Borrower, other Loan Parties and the Administrative Agent;
(b)all costs, fees, expenses (including without limitation legal fees and expenses of Latham & Watkins LLP, the counsel to the Administrative Agent), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least three (3) Business Days prior to the Amendment No. 4 Effective Date);
(c)after giving effect to this Amendment, (i) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement, Article II hereunder and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and (ii) no Default or Event of Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrowers shall have delivered a certificate to the Administrative Agent certifying as to the matters set forth in the foregoing clauses (i) and (ii); and

(d)the Administrative Agent shall have posted the Amended Credit Agreement to all the Lenders on December 21, 2022 and shall not have received by 5:00 p.m. (New York City time) on December 29, 2022 (i.e. the fifth Business Day after the date this Amendment is posted to the Lenders), written notice of objection to this Amendment from Lenders comprising the Required Lenders.
ARTICLE IV

Miscellaneous
Section 1.1.Continuing Effect; No Other Amendments or Waivers; Effect of the Amendment.
(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other provision of the Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 4 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No. 4 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 4 Effective Date, the Credit Agreement as amended hereby.
Section 1.2.Counterparts. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include any electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may also require that any such documents and signatures delivered by telecopy, emailed, pdf or any other electronic means be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy, emailed pdf or any other electronic means.

Section 1.3.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 1.4.Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 4 Effective Date, that its guarantee of the Obligations under the Subsidiary Guaranty and the Holdings Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.
Section 1.5.Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
Section 1.6.Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 1.7.Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[Remainder of page intentionally left blank; signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ZOOMINFO MIDCO LLC, as Holdings

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO LLC, as the Borrower

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO TECHNOLOGIES LLC, as the Co-Borrower

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature Page to Amendment No. 4]

CLICKAGY LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

NEVERBOUNCE, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

[ZoomInfo – Signature Page to Amendment No. 4]

DATANYZE, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

DISCOVERORG ACQUISITION (KOMIKO), LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

ZOOMINFO APOLLO LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

EVERSTRING TECHNOLOGY, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

ZOOMINFO FINANCE CORP., as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO RUBY LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

[ZoomInfo – Signature Page to Amendment No. 4]

COMPARABLY LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

ZOOMINFO RAZOR LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President, Secretary

[ZoomInfo – Signature Page to Amendment No. 4]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent
By: /s/ Lisa Hanson
Name: Lisa Hanson
Title: VP

[ZoomInfo – Signature Page to Amendment No. 4]

Exhibit A
[Attached]

Exhibit A - Amendment No.4 to Credit Agreement
PUBLISHED DEAL CUSIP NO. 25471YAE2
INITIAL TERM LOANS CUSIP NO. 25471YAF9
REVOLVING CREDIT FACILITY CUSIP NO. 25471YAG7
FIRST LIEN CREDIT AGREEMENT
Dated as of February 1, 2019

(as amended by that certain Amendment no. 1 to First Lien Credit Agreement dated as of February 19, 2020, as further amended by that certain Amendment no. 2 to First Lien Credit Agreement dated as of February 2, 2021, as further amended by that certain Amendment no. 3 to First Lien Credit Agreement dated as of July 20, 2021, as further amended by that certain Amendment no. 4 to First Lien Credit Agreement dated as of December 30, 2022)

among

ZOOMINFO LLC (f/k/a DISCOVERORG, LLC),
as the Borrower,

ZOOMINFO TECHNOLOGIES LLC,
as the Co-Borrower,

ZOOMINFO MIDCO, LLC (f/k/a DiscoverOrg Midco, LLC),
as Holdings,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Collateral Agent and a L/C Issuer,

and

The Other Lenders and L/C Issuers Party Hereto
___________________________________________________

MORGAN STANLEY SENIOR FUNDING, INC.,
BARCLAYS BANK PLC

and

ANTARES CAPITAL LP,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
i

SCHEDULES
1        Guarantors
1.01(e)    Contracts Prohibiting Subsidiary Guarantees
2.01        Commitments and Pro Rata Shares
5.03    Governmental Authorizations; Other Consents
5.08        Material Real Property
5.12        Subsidiaries and Other Equity Investments
5.16        Intellectual Property Matters
6.16        Post-Closing Undertakings
7.01        Closing Date Indebtedness
7.02        Closing Date Liens
7.05        Closing Date Investments
10.02        Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A-1    Committed Loan Notice
A-2    Request for L/C Credit Extension
B-1    Term Note
B-2    Revolving Credit Note
C    Compliance Certificate
D-1    Assignment and Assumption
D-2    Affiliate Lender Assignment and Assumption
D-3    Administrative Questionnaire
E-1    Holdings Guaranty
E-2    Subsidiary Guaranty
F    Security Agreement
G    Solvency Certificate
H    Intercompany Subordination Agreement
I-1    U.S. Tax Compliance Certificate
I-2    U.S. Tax Compliance Certificate
I-3    U.S. Tax Compliance Certificate
I-4    U.S. Tax Compliance Certificate
J    Optional Prepayment of Loans
K    First Lien/Second Lien Intercreditor Agreement
L    Perfection Certificate

v

This FIRST LIEN CREDIT AGREEMENT is entered into as of February 1, 2019, among ZOOMINFO LLC (f/k/a DISCOVERORG, LLC), a Delaware limited liability company (the “Borrower”), ZOOMINFO TECHNOLOGIES LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZOOMINFO MIDCO, LLC (f/k/a DiscoverOrg Midco, LLC), a Delaware limited liability company (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto, MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), BARCLAYS BANK PLC and ANTARES CAPITAL LP, as Joint Lead Arrangers and Joint Bookrunners and MORGAN STANLEY, as Administrative Agent, Collateral Agent and a L/C Issuer.
PRELIMINARY STATEMENTS
Pursuant to the Stock Purchase Agreement, dated February 1, 2019 (together with all exhibits, annexes and schedules and other attachments thereto, collectively, as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Acquisition Agreement”), by and among GHP ZoomInfo Investor LLC, the Sellers (as defined therein), Zoom Information Inc., DiscoverOrg Holdings, LLC and Zebra Acquisition Corporation, a Delaware corporation and an indirect Subsidiary of the Borrower (“Zebra”), Zebra will acquire (the “Acquisition”), directly or indirectly, all of the outstanding equity interests of Zoom Information, Inc. and its direct and indirect subsidiaries (collectively, the “Company”) as set forth in the Acquisition Agreement.
In connection with the transactions contemplated by the Acquisition Agreement, the Borrower has requested that, upon the satisfaction (or waiver by the Arrangers) in full of the conditions precedent set forth in the applicable provisions of Article IV below, the applicable Lenders (a) make term loans to the Borrower in an aggregate principal amount of $865,000,000 under the Initial Term Commitment and (b) make available to the Borrower a $100,000,000 revolving credit facility for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2021-1 Incremental First Lien Term Commitments” has the meaning assigned to such term in the recitals to Amendment No. 3.
“2021-1 Incremental First Lien Term Loan Lender” has the meaning assigned to such term in the recitals to Amendment No. 3.
“2021-1 Incremental First Lien Term Loans” has the meaning assigned to such term in the recitals to Amendment No. 3.
“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition” has the meaning specified in the Preliminary Statements of this Agreement.
“Acquisition Agreement” has the meaning specified in the Preliminary Statements of this Agreement.
“Adjusted Cash” means the amount of unrestricted cash after giving effect to unrealized gains and losses under (and as determined by) any currency Swap Contracts in place at the time of determination (but only with respect to the then-elapsed portion of the current monthly or quarterly (as applicable under the relevant Swap Contract) calculation period thereunder).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation, plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.“Administrative Agent” means Morgan Stanley acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-3 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i).
“Affiliate Lenders” means, collectively, the Sponsors and their respective Affiliates (other than any Natural Person, Holdings, the Borrower and any of Holdings’ or the Borrower’s respective Subsidiaries).
“Affiliate Transaction” has the meaning specified in Section 6.18(a).
“Agency Fee Letter” means the Agency Fee Letter, dated January 15, 2019, by and between Morgan Stanley and the Borrower.
“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.
“Agent-Related Persons” means each Agent, together with its Related Parties.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the Incremental Arrangers and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this first lien credit agreement.
“Agreement Currency” has the meaning specified in Section 10.23.

“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case payable by the Borrower generally to lenders, provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (regardless of whether paid in whole or in part to the relevant lenders); provided that if the Adjusted Term SOFR in respect of any Indebtedness in the form of syndicated term loans of a like currency with the applicable Initial Term Loans includes an index floor greater than the one applicable to such Initial Term Loans, such increased amount shall be equated to All-in Yield for purposes of determining the All-in Yield of such Indebtedness.
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of February 19, 2020.
“Amendment No. 1 Arranger” means Morgan Stanley Senior Funding, Inc., as lead arranger and joint bookrunner in connection with Amendment No. 1.
“Amendment No. 1 Consent” has the meaning assigned to such term in the recitals to Amendment No. 1.
“Amendment No. 1 Effective Date” means February 19, 2020, the date of effectiveness of Amendment No. 1.
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 2, 2021.
“Amendment No. 2 Arranger” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Amendment No. 2 Consent” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Amendment No. 2 Effective Date” means February 2, 2021, the date of effectiveness of Amendment No. 2.
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of July 20, 2021.
“Amendment No. 3 Effective Date” means July 20, 2021, the date of effectiveness of Amendment No. 3.
“Amendment No. 3 Arranger” has the meaning assigned to such term in the recitals to Amendment No. 3.
“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).
“Anti-Corruption Laws” has the meaning specified in Section 5.20.
“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Amendment No. 2 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 0.375% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to Consolidated First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Commitment Fee
Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	Equal to or less than 3.90:1.00	0.125%
2	Equal to or less than 4.40:1.00 and greater than 3.90:1.00	0.250%
3	Greater than 4.40:1.00	0.375%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 3” shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at the election of the Majority Lenders under the Revolving Credit Facility under the applicable Revolving Tranche at such time, at all times if an Event of Default shall have occurred and be continuing.
“Applicable Discount” has the meaning specified in the definition of “Dutch Auction.”
“Applicable Intercreditor Arrangements” means customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent (provided that, in the case of Indebtedness secured by Liens on a junior basis to the Facilities, the First Lien/Second Lien Intercreditor Agreement shall be deemed satisfactory).
“Applicable Rate” means:
(a)with respect to the Initial Term Loans, from and after the Amendment No. 2 Effective Date, a percentage per annum equal to 3.00% per annum for SOFR Loans and 2.00% per annum for Base Rate Loans;
(b)a percentage per annum equal to, with respect to the Revolving Credit Loans, (i) from the Amendment No. 2 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 2.25% per annum for SOFR Loans and 1.25% per annum for Base Rate Loans and (iii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	SOFR Loans	Base Rate Loans
1	Greater than 4.40:1.00	2.25%	1.25%
2	Equal to or less than 4.40:1.00	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” for the table set forth in clause (b) above shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered, or (y) at the election of the Majority Lenders under the applicable Tranche at such time, at all times if an Event of Default shall have occurred and be continuing.
“Appropriate Lender” means, at any time, (a) with respect to either the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, (d) with respect to any New Revolving Facility, a Lender that holds a New Revolving Loan or has a Commitment with respect to such New Revolving Facility at such time, and (e) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender.
“Arrangers” means each of Morgan Stanley, Barclays Bank PLC and Antares Capital LP, in their respective capacities as exclusive joint lead arrangers and bookrunners.
“Asset Sale” means:
(c)the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Borrower or any Restricted Subsidiary, or
(d)the issuance or sale of Equity Interests (other than preferred stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of the Borrower (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),
(each of the foregoing referred to in this definition as a “Disposition”). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(a)a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);
(b)any Disposition in compliance with the provisions of Sections 7.03 and 7.04;
(c)any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;
(d)any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to the greater of $25,000,000 and 15% of Four Quarter Consolidated EBITDA;
(e)any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;
(f)the creation of any Lien permitted under this Agreement;
(g)any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;
(i)the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;
(j)a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring;
(k)a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;

(l)any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower;
(m)(i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Borrower and the Restricted Subsidiaries of the Borrower;
(n)any transfer in a Sale/Leaseback Transaction of any property acquired or built after the Closing Date; provided that such sale is for at least Fair Market Value (as determined on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);
(o)the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(p)Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events;
(q)Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(r)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(s)the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;
(t)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition);
(u)a sale or transfer of equipment receivables, or participations therein, and related assets;
(v)any Dispositions in connection with the Transactions;
(w)(i) the Disposition of assets acquired pursuant to any Permitted Investment, which assets are not used or useful to the core or principal business of Borrower and the Restricted Subsidiaries; and (ii) the Disposition of assets that are necessary or advisable, in the good faith judgment of Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition; and
(x)any Dispositions permitted by a Borrower Substitution Event.
For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.
“Auction Amount” has the meaning specified in the definition of “Dutch Auction.”

“Auction Notice” has the meaning specified in the definition of “Dutch Auction.”
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof), that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.09(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day, (c) the Adjusted Term SOFR for a one month tenor plus 1%, and (d) 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.09(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points) and/or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Borrower and the Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities of the applicable currency at such time and/or (iii) the making of appropriate adjustments to (A) preserve pricing in effect at the time of selection of such Benchmark Replacement Rate and (B) for the duration and time for determination of the Benchmark Replacement Rate in relation to any applicable Interest Period.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09.
“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.
“Borrower” means (i) on or after the Closing Date, but prior to a Borrower Substitution Event, the entity specified in the introductory paragraph to this Agreement (the “Previous Borrower”) and (ii) on and after a Borrower Substitution Event, the Co-Borrower, which shall become the sole Borrower and shall no longer be referred to as the “Co-Borrower” under, or pursuant to, this Agreement and the other Loan Documents; provided that (a) Holdings shall directly own 100% of the Equity Interests of the Co-Borrower, (b) the Previous Borrower shall assign to the Co-Borrower, and the Co-Borrower shall expressly assume, all the obligations of the Previous Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, the Previous Borrower and the Co-Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Co-Borrower to the Administrative Agent, (d) except for Capital Stock and assets of Immaterial Subsidiaries owned by the Previous Borrower, but not the Co-Borrower, substantially all assets of the Previous Borrower and the Subsidiary Guarantors that constituted or would have constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, (e)(i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, as reasonably determined by the Co-Borrower, (f) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of the Co-Borrower, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of the Co-Borrower’s substitution for the Previous Borrower and (ii) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction; provided, further, that if each of the foregoing is satisfied, the Previous Borrower shall be automatically released of all its obligations as “Borrower” under the Loan Documents and any reference to “Borrower” in the Loan Documents shall refer to the Co-Borrower. In addition, in the event the Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.03, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Borrower” for all purposes of this Agreement and the other Loan Documents.”

“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Parties” means the collective reference to the Borrower and its Restricted Subsidiaries, and “Borrower Party” means any one of them.
“Borrower Substitution Event” means, the delivery by the Borrower and the Co-Borrower to the Administrative Agent, (i) no later than ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to such event, of written notice stating that the Borrower desires to assign and transfer all of its rights and obligations under this Agreement and under the other Loan Documents to the Co-Borrower and (ii) on the proposed date of consummation of such substitution, the conditions set forth in the proviso to the definition of the term “Borrower” and, if applicable, “Holdings” shall have been satisfied and the Co-Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (d) and (e) of the definition of “Borrower” and, if applicable, “Holdings”.
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close. “Capital Stock” means:
ARTICLE 1.in the case of a corporation or company, corporate stock or share capital;
(a)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(b)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(c)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated, unless otherwise agreed by the Administrative Agent or L/C Issuer benefiting from such collateral) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower or any Subsidiary Guarantor (other than from Holdings or a Restricted Subsidiary) and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”
“Cash Equivalents” means:
(d)Dollars, the national currency of any participating member state of the European Union (as it is constituted on the Closing Date) and, with respect to any Non-U.S. Subsidiaries, the national currency of any jurisdiction in which such Non-U.S. Subsidiary is organized or has operations and other currencies held by such Non-U.S. Subsidiary in the ordinary course of business;

(e)securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any participating member state of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(f)money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 in the case of foreign banks or that is a Lender;
(g)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;
(h)commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;
(i)readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(j)Indebtedness issued by Persons (other than the Sponsors) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);
(k)investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;
(l)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and
(m)in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to Holdings, the Borrower or any Restricted Subsidiary.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (c) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.
A “Change of Control” will be deemed to occur if:
(a)at any time, Holdings ceases to own, directly, beneficially, 100% of the issued and outstanding Equity Interests of the Borrower; or
(b)at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, shall cease to beneficially own (within the meaning of Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, at least 50.1% of the Voting Stock (measured by reference to ordinary voting power) of Holdings (determined on a fully diluted basis); or
(c)at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, acquires beneficial ownership of both (i) more than 35% of the Voting Stock (measured by reference to ordinary voting power) of Holdings (determined on a fully diluted basis) and (ii) more than the percentage of Voting Stock (measured by reference to ordinary voting power) of Holdings that is at the time beneficially owned, directly or indirectly, by the Permitted Holders, taken together; or
(d)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders or the Borrower or a Subsidiary Guarantor; or
(e)at any time, a Change of Control (as defined in the Second Lien Credit Agreement) shall have occurred.
“Change of Law” means any change in a Law, double Tax treaty, published practice or published concession or in the administration, interpretation, implementation or application thereof of any relevant Governmental Authority which, in each case, occurs after the date of this Agreement or, if later, after the date on which the relevant Lender acquired the relevant interest in the Loan or Commitment (as applicable).
“Closing Date” means February 1, 2019.
“Co-Borrower” means, from and after the Amendment No. 2 Effective Date, ZoomInfo Technologies LLC, a Delaware limited liability company and a wholly-owned direct or indirect Subsidiary of the Borrower.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Morgan Stanley, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent or sub-agent permitted by the terms hereof.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to another or (d) a continuation of SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et. seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the Preliminary Statements of this Agreement.
“Company Competitor” means any Person that competes with the business of Holdings, the Borrower and their respective direct and indirect Subsidiaries from time to time.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Administrative Agent.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.06 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period, other than non-recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:
(i)    amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),
(ii)    interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Obligations or other derivative instruments,
(iii)    costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv)    commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any non-recourse Indebtedness,
(v)    “additional interest” owing pursuant to a registration rights agreement with respect to any securities,
(vi)    any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,
(vii)    penalties and interest relating to Taxes,
(viii)    accretion or accrual of discounted liabilities not constituting Indebtedness,
(ix)    interest expense attributable to Holdings resulting from push-down accounting,
(x)    any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,
(xi)    any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment, and
(xii)    annual agency fees paid to any trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including the Second Lien Credit Agreement.
For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items), (vi) in the event that a Qualified Receivables Factoring or Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable, minus (y) collection by such Person against the amounts sold pursuant to clause (x) and (vii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, (j) any L/C Obligations or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility (k) the current portion of other long-term liabilities and (l) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(a)increased, in each case (other than with respect to clauses (k), (l) and (n) below) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and without duplication), by:
(i)the provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus
(ii)Consolidated Interest Expense; plus
(iii)all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus
(iv)the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person; plus
(v)the amount of management, board of director, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Borrower or any of the Permitted Holders, in each case, to the extent permitted by Section 6.18; plus
(vi)earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus
(vii)all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights, awards under any successor plans of the Company’s option or equity plans or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(viii)all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(ix)all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus

(x)restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions and any other acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus
(xi)Pro Forma Cost Savings, it being understood that amounts added back pursuant to this clause (k), together with any amounts added back pursuant to the first proviso set forth in the definition of “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” (other than, in each case, in relation to the Transactions or adjustments calculated in accordance with Regulation S-X) shall not exceed 25% of the Consolidated EBITDA for such period calculated before giving effect to the add-backs set forth in this clause (k) or such definitions but after giving effect to any add-backs in relation to the Transactions or adjustments calculated in accordance with Regulation S-X; plus
(xii)amounts included in the EBITDA reconciliations set forth in the confidential information memorandum and the lender presentation dated January 16, 2019 or amounts of similar nature to those listed therein, without duplication, to the extent adjustments of such nature continue to be applicable during the period in which Consolidated EBITDA is being calculated; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”; plus
(xiii)the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus
(xiv)with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of Consolidated Net Income and (ii) the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus
(xv)[reserved];
(xvi)charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any non-wholly owned Restricted Subsidiary, excluding cash distributions in respect thereof;
(b)decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);
(c)increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;

(d)increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice); and
(5)    increased (with respect to any positive change) or decreased (with respect to any negative change) by any positive or negative change in short-term deferred revenue;
provided, that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (5) above if any such item individually is less than $750,000 in any fiscal quarter.
Notwithstanding the foregoing, Consolidated EBITDA (a) for the fiscal quarter ended March 31, 2018, shall be deemed to be $41,115,315.07, (b) for the fiscal quarter ended June 30, 2018, shall be deemed to be $40,847,916.37, (c) for the fiscal quarter ended September 30, 2018, shall be deemed to be $37,457,753.74 and (d) for the fiscal quarter ended December 31, 2018, shall be deemed to be $54,984,014.82 as may be subject to addbacks and adjustments (without duplication) pursuant to clauses (1) through (5) above.
“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded First Lien Indebtedness of the Borrower Parties (less the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties), in each case, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower Parties for such Test Period, calculated on a Pro Forma Basis.
“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations; provided that such Consolidated Funded First Lien Indebtedness is not (i) expressly subordinated pursuant to a written agreement in right of payment to the Obligations or (ii) secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness shall not include Capitalized Leases.
“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv) and clause (b) (in respect of Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv)) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, and any Receivables Financing or Factoring Transaction or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.
“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(a)the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus
(b)consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)interest income of the referent Person and its Restricted Subsidiaries for such period;
provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):
(d)all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges, in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), will be excluded;
(e)all (i) losses, charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;
(f)all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(g)all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;
(h)all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(i)all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(j)any non-cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;
(k)(i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (v) below), cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(l)the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(m)the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;
(n)all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;
(o)all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation, awards under any successor plans of the Company’s option or equity plans or other similar rights will be excluded;
(p)any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(q)accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Closing Date will be excluded;
(r)all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(s)all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;
(t)(i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(u)expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);
(v)losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(w)non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;
(x)cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;
(y)solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Borrower or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause (v));
(z)any Initial Public Company Costs will be excluded;
(aa)any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and
(ab)any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any then outstanding Term Loan Tranche, shall be excluded;
provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (y) above if any such item individually is less than $750,000 in any fiscal quarter.

For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c)(v) or (c)(vi) of the first paragraph thereof.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (including deferred tax assets (without reducing such deferred tax assets by deferred tax liabilities), and less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, investments and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis.
“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness of the Borrower Parties (less the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties), in each case, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower Parties for such Test Period, calculated on a Pro Forma Basis.
“Consolidated Total Assets” means the total consolidated assets of Borrower and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower Parties as of such date (less the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties), calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower Parties for such Test Period, calculated on a Pro Forma Basis.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b)to advance or supply funds:
(i)for the purchase or payment of any such primary obligation; or
(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contract Consideration” has the meaning specified in Section 2.05(b)(i).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions or any proceeds of the Preferred Equity) made to the capital of the Borrower (other than Cure Equity) or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Borrower or any other Restricted Subsidiary to its capital) after the Closing Date and designated as a Cash Contribution Amount.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Controlled Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (or is a Subsidiary of) a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Credit Agreement” means (i) this Agreement and (ii) whether or not this Agreement remains outstanding, if designated by the Borrower to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Agreement), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cumulative Retained Excess Cash Flow Amount” means at any date, an amount (which shall not be less than zero in the aggregate) determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.
“Cure Amount” has the meaning specified in Section 8.03(a).
“Cure Equity” has the meaning specified in Section 8.03(a).
“Cure Right” has the meaning specified in Section 8.03(a).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent reasonably decides in consultation with the Borrower that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent in consultation with the Borrower may establish another convention in its reasonable discretion.
“Debt Fund Affiliate” means any Affiliate of any Sponsor (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate. Notwithstanding the foregoing, in no event shall a Natural Person be a Debt Fund Affiliate.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declining Lender” has the meaning specified in Section 2.05(c).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that SOFR Loans may not be converted to, or continued as, SOFR Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Initial Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided further that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, each L/C Issuer and each Lender, as applicable.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Preferred Stock” means Preferred Stock of Holdings or any Parent Holding Company, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by Holdings or any Parent Holding Company) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.
“Discount Range” has the meaning specified in the definition of “Dutch Auction.”
“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale.”
“Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list delivered to the Administrative Agent by the Borrower in writing on or prior to January 30, 2019 and, (x) after January 30, 2019, but prior to the Closing Date, with the consent of the Arrangers (such consent not to be unreasonably withheld or delayed) and (y) on and after the Closing Date, as such list may be updated with the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed), (b) any Company Competitor identified on a list delivered to the Administrative Agent by the Borrower in writing from time to time and (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation to any Lender or Participant. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrower desires to prevent any such Disqualified Institution from being a Lender or Participant or (ii) upon written request by such Lender or Participant or prospective Lender or Participant. For the purpose of clauses (a) and (b) in the previous sentence, such list shall be made available to the Administrative Agent pursuant to

Section 10.02 and any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective within 3 Business Days after delivery to the Administrative Agent (or, in the case of clause (a)(y) in the previous sentence, after the Administrative Agent’s consent thereto).
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:
(d)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),
(e)is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(f)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollar” and “$” mean lawful money of the United States.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower:
(a)Notice Procedures. In connection with any Auction, the Borrower shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.
(b)Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c)Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.
(d)Additional Procedures. After being initiated by an Auction Notice, Holdings or any of its Subsidiaries, as applicable, may withdraw an Auction in their sole and absolute discretion at any time. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by Holdings or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrower.
“ECF Prepayment Amount” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).
“Engagement Letter” means the Engagement Letter, dated January 15, 2019, by and between Morgan Stanley, Barclays Bank PLC, Antares Holdings LP, Antares Capital LP and the Borrower.
“Enterprise Transformative Event” means any merger, acquisition, amalgamation, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the Environment and human health and safety (to the extent relating to exposure to Hazardous Materials), including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
“Equity Offering” means any public or private sale on or after the Closing Date of Capital Stock or Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Disqualified Stock), other than:
(1) public offerings with respect to the Borrower’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8 or successor form thereto;
(2) issuances to any Subsidiary of the Borrower; and
(3) any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party with respect to any Plan; or (l) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:
(e)the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:
(i)Consolidated Net Income of the Borrower Parties for such Excess Cash Flow Period; plus
(ii)all non-cash charges, losses and expenses (including, without limitation, taxes) of such Person or any of its Restricted Subsidiaries that were deducted in calculating such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period); plus
(iii)an amount equal to the sum of (A) the decrease in Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the beginning of such Excess Cash Flow Period minus Working Capital at the end of such Excess Cash Flow Period), if any, plus (B) the decrease in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any (other than any such decreases contemplated by clauses (A) and (B) of this clause (xiv) that are (x) directly attributable to acquisitions and/or dispositions of a Person or business unit by the Borrower and its Restricted Subsidiaries during such period, (y) as a result of the reclassification of items from short-term to long-term or vice versa or (z) the application of recapitalization or purchase accounting); plus
(iv)all amounts referred to in clauses (b)(i), (b)(ii) and (b)(iv) below to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (other than proceeds of revolving loans) and the sale or issuance of Equity Interests; minus
(f)the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:
(i)repayments, prepayments, repurchases, redemptions and other cash payments made with respect to the principal of any Indebtedness (including principal representing capitalized interest) or the principal component of any Capitalized Lease Obligations of such Person or any of its Restricted Subsidiaries during such period (excluding (A) repayments and prepayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to Section 2.05(b)(i)(3) and (B) voluntary and mandatory prepayments of Term Loans, Second Lien Loans and any Pari Passu Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to clauses (1), (2) and (4) of Section 2.05(b)(i)(B), but including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments are not otherwise prohibited under this Agreement) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding reduction in commitments); provided that, with respect to any mandatory prepayment of Indebtedness (other than, for the avoidance of doubt, Term Loans), such prepayments shall only be deducted pursuant to this clause (i) to the extent not deducted in the computation of net proceeds in respect of the asset disposition or condemnation giving rise thereto; minus
(ii)cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Restricted Payments (excluding Restricted Payments made pursuant to clause (c)(i) of the first paragraph of Section 7.05 and pursuant to clauses (2), (3), (7), (9), (18), (22) and (23) of the second paragraph of Section 7.05 (other than such Restricted Payments made to pay interest expense for Qualified Holding Company Indebtedness or any other Indebtedness of Holdings or any Parent Holding Company); provided that cash payments in respect of clause (23) will be included under this clause (ii) to the extent the applicable cash payments utilized for any Restricted Payment thereunder resulted in an increase to Consolidated Net Income during such Excess Cash Flow Period (and only to the extent of such increase)); minus

(iii)(A) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes), to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (B) cash payments that such Person or any of its Restricted Subsidiaries will be required to make in respect of Taxes (including distributions to any Parent Holding Company in respect of Taxes) within 180 days after the end of such period; provided that amounts described in this clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; minus
(iv)(A) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) or made pursuant to Section 7.05 (other than any of the foregoing reducing mandatory prepayments of the Term Loans pursuant to clauses (6) or (7) of Section 2.05(b)(i)(B)) and (B) cash payments that such Person or any Restricted Subsidiaries has committed to make or is required to make in respect of Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) or made pursuant to Section 7.05 or capital expenditures to be consummated (other than committed Investments and other Investments reducing mandatory prepayments of the Term Loans pursuant to clauses (6) or (7) of Section 2.05(b)(i)(B)) within 365 days after the end of such period pursuant to binding obligations entered into prior to or during such period; provided that amounts described in clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; minus
(v)all cash payments and other cash expenditures made by such Person or any of its Restricted Subsidiaries during such period (other than capital expenditures reducing mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i)(B)(5)) (A) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (a) through (y) of the definition of “Consolidated Net Income” or (B) that were not expensed during such period in accordance with GAAP; minus
(vi)all non-cash credits or gains included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (r) and (s) of the definition of “Consolidated Net Income” to the extent not reimbursed in cash during such period); minus
(vii)an amount equal to the sum of (A) the increase in the Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the end of such Excess Cash Flow Period minus Working Capital at the beginning of such Excess Cash Flow Period), if any, plus (B) the increase in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any; minus
(viii)cash payments made in satisfaction of noncurrent liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period; minus
(ix)to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions, any acquisition consummated before or after the Closing Date or any Permitted Investment, Equity Issuance or debt issuance, dispositions, repayment of indebtedness, refinancing transactions (including any amendments) (whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by Holdings (other than those reducing mandatory prepayments of the Term Loans pursuant to clauses (6) or (7) of Section 2.05(b)(i)(B)); minus
(x)the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; minus
(xi)cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of items for which an accrual or reserve was established in a prior period, in each case to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; minus

(xii)cash expenditures in respect of Swap Obligations during such period to the extent not deducted in arriving at such Consolidated Net Income.
“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2020.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent), after consultation with the Administrative Agent, to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.20; provided that the Borrower shall not designate the Administrative Agent as the Exchange Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that none of the Borrower nor any of its Affiliates may act as the Exchange Agent.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Accounts” means (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) disbursement accounts and (6) the funds or other property held in or maintained for such purposes in any such account described in clauses (1) through (5).
“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date (other than any proceeds of the Preferred Equity) from:
(a)contributions to its common equity capital, and
(b)the sale of Capital Stock (other than Excluded Equity) of the Borrower, in each case designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that are utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05. Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.
“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings) and (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (5)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (14)(b) of the second paragraph in Section 7.05.
“Excluded Information” has the meaning specified in Section 10.07(j).

“Excluded Property” means, with respect to any Loan Party or any direct or indirect Subsidiary of such Loan Party, (a) (1) any fee-owned real property not constituting Material Real Property and any real property leasehold or subleasehold interests and (2) any portion of Material Real Property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, (b) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower in writing to the Collateral Agent, (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and such asset shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral, (f) Equity Interests in (A) any Person (other than the Borrower and Wholly Owned Restricted Subsidiaries of the Borrower) to the extent and for so long as the pledge thereof in favor of the Collateral Agent is not permitted by the terms of such Person’s joint venture agreement or other applicable Organization Documents; provided, that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of the Closing Date or such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, (D) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (E) any Unrestricted Subsidiary, (F) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Permitted Lien and (G) any Person that is an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary”, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Wholly Owned Subsidiaries), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (h) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” filing, (i) any assets sold pursuant to a Qualified Receivables Factoring or Qualified Receivables Financing or other factoring or receivables arrangement permitted hereunder, (j) any assets of (including Equity Interests held by) (A) any Controlled Non-U.S. Subsidiary or any direct or indirect Subsidiary of a Controlled Non-U.S. Subsidiary, (B) any FSHCO, (C) any not-for-profit Subsidiary, (D) any captive insurance Subsidiary or (E) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (k) Margin Stock, (l) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement, (m) Excluded Accounts, and (n) Voting Stock in excess of 65% of the Voting Stock of any Controlled Non-U.S. Subsidiary or of any FSHCO. Other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrower agree in writing that the cost or other consequences of obtaining or perfecting a security interest in such assets is excessive in relation to either the value of such assets as Collateral or to the benefit of the Lenders of the security afforded thereby. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (a) an Unrestricted Subsidiary, (b) not wholly owned by the Borrower or one or more Wholly Owned Restricted Subsidiaries of the Borrower, (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower, (d) a FSHCO or Controlled Non-U.S. Subsidiary (or any direct or indirect Subsidiary of a FSHCO or Controlled Non-U.S. Subsidiary), (e) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a Non-U.S. Subsidiary, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and is listed on Schedule 1.01(e) hereto and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences to Holdings, the Borrower, or any of its Restricted Subsidiaries, as reasonably determined by the Borrower and notified to the Administrative Agent, (j) any Receivables Subsidiary, (k) not-for-profit subsidiaries, (l) Subsidiaries that are special purpose entities, (m) captive insurance subsidiaries and (n) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including adverse tax consequences) of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof); provided, further, that no Subsidiary of the Borrower shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to any Refinancing Notes or any Incremental Equivalent Debt, in each case, with an aggregate outstanding principal amount in excess of $40,000,000.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section 3.08) or changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any Taxes imposed under FATCA.
“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Borrower Credit Agreements” means (a) that certain First Lien Credit Agreement, dated as of August 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and among the Borrower, certain affiliates of the Borrower party thereto, the lenders party thereto, and Antares Capital LP, as administrative agent and collateral agent and (b) that certain Second Lien Credit Agreement, dated as of August 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and among the Borrower, certain affiliates of the Borrower party thereto, the lenders party thereto, and Goldman Sachs BDC, Inc., as administrative agent and collateral agent.
“Existing Company Credit Agreement” means that certain Credit Agreement, dated as of August 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and among the Company, the lenders party thereto, and Crescent Direct Lending, LLC, as agent.
“Existing Loans” has the meaning specified in Section 2.19(a).
“Existing Notes” means $100,000,000 in senior subordinated notes of Holdings due 2024 issued on September 21, 2017 pursuant to that certain Senior Subordinated Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date).
“Existing Revolving Loans” has the meaning specified in Section 2.19(a).
“Existing Revolving Tranche” has the meaning specified in Section 2.19(a).
“Existing Term Loans” has the meaning specified in Section 2.19(a).
“Existing Term Tranche” has the meaning specified in Section 2.19(a).
“Existing Tranche” has the meaning specified in Section 2.19(a).
“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans, escrow or other similar arrangements which by their terms will be converted into loans or other Indebtedness that have, or extended such that they have, a maturity date later than the Latest Maturity Date of all Term Loan Tranches then in effect.
“Extended Loans” has the meaning specified in Section 2.19(a).
“Extended Loans Agent” has the meaning specified in Section 2.19(a).
“Extended Revolving Commitments” has the meaning specified in Section 2.19(a).
“Extended Revolving Tranche” has the meaning specified in Section 2.19(a).
“Extended Term Loans” has the meaning specified in Section 2.19(a).
“Extended Term Tranche” has the meaning specified in Section 2.19(a).
“Extended Tranche” has the meaning specified in Section 2.19(a).
“Extending Lender” has the meaning specified in Section 2.19(b).
“Extension” has the meaning specified in Section 2.19(b).
“Extension Amendment” has the meaning specified in Section 2.19(c).
“Extension Date” has the meaning specified in Section 2.19(d).
“Extension Election” has the meaning specified in Section 2.19(b).
“Extension Request” has the meaning specified in Section 2.19(a).
“Extension Request Deadline” has the meaning specified in Section 2.19(b).

“Facility” means the Term Facilities, the Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary”.
“Failed Auction” has the meaning specified in the definition of “Dutch Auction.”
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower, Holdings or any Parent Holding Company, whose determination will be conclusive for all purposes under the Loan Documents).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing (together with any Laws implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Financial Covenant” has the meaning specified in Section 7.08.
“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).
“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit K, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.
“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recently ended Test Period immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that the Borrower or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing or other receivables financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to, substantially simultaneously with or in connection with, the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.
“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):
1.Consolidated Cash Interest Expense of such Person for such period, and

2.the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
“Fixed GAAP Date” means the Closing Date; provided that at any time and from time to time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.
“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Cash Interest Expense,” “Consolidated Interest Expense,” “Consolidated Current Assets,” “Consolidated Current Liabilities,” “Consolidated Net Income,” “Consolidated Net Tangible Assets,” “Consolidated Total Assets,” “Consolidated First Lien Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” “Consolidated Senior Secured Net Leverage Ratio,” “Consolidated Funded Indebtedness,” “Consolidated Funded First Lien Indebtedness,” “Consolidated Funded Senior Secured Indebtedness,” “Consolidated EBITDA,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Fourth Quarter Consolidated EBITDA” and “Indebtedness,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement that, at the Borrower’s election, may be specified by the Borrower by written notice to the Administrative Agent from time to time; provided that the Borrower may elect to remove any term from constituting a Fixed GAAP Term.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.
“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).
“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).
“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.
“Four Quarter Consolidated EBITDA” means as of any date of determination with respect to any Test Period, Consolidated EBITDA of the Borrower Parties for such Test Period, in each case on a Pro Forma Basis.
“FRB” or “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any direct or indirect Subsidiary of the Borrower, substantially all of the assets of which consist of Equity Interests and/or indebtedness in one or more Controlled Non-U.S. Subsidiaries and/or one or more other FSHCOs.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America (for private companies unless the Administrative Agent receives notice otherwise from the Borrower) as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Borrower may at any time elect by written notice to the Administrative Agent to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition without giving effect to the proviso thereto. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, Holdings, the Borrower and, as of the Closing Date, the Subsidiaries of the Borrower listed on Schedule 1 and each other Subsidiary of the Borrower that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.16, which for the avoidance of doubt, shall include the Co-Borrower (other than with respect to its own obligations) prior to a Borrower Substitution Event, unless any such Subsidiary of the Borrower has ceased to be a Guarantor pursuant to the terms hereof.
“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants and hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other toxic substances, materials or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 45 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 45 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Swap Contract.
“Holdings” means (i) on or after the Closing Date, the entity specified in the preamble to this Agreement or (ii) after the Closing Date, including as a result of a Borrower Substitution Event, any other Person or Persons (“New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any direct or indirect parent of Holdings (or the previous New Holdings, as the case may be) (“Previous Holdings”); provided that (a) New Holdings shall directly own 100% of the Equity Interests of the Borrower, (b) Previous Holdings shall assign to New Holdings, and New Holdings shall expressly assume, all the obligations of Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Borrower to the Administrative Agent, (d) (i) all Capital Stock of the Borrower and substantially all of the other assets of Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations and (ii) all Capital Stock and substantially all other assets of the Borrower and the Subsidiary Guarantors (including all assets owned by Subsidiary Guarantors that constituted or would have constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, (e) (i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, as reasonably determined by the Co-Borrower, (f) the Administrative Agent shall have received at least ten (10) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and the Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or any Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings, (g) New Holdings shall be an entity organized or existing under the laws of (i) the United States, any state thereof or the District of Columbia, (ii) the Cayman Islands, (iii) Bermuda, (iv) Luxembourg, (v) the Netherlands, (vi) England and Wales or (vii) any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (h) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (i) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (d), (e) and (g) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Loan Documents and any reference to “Holdings” in the Loan Documents shall refer to New Holdings.
“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-1.
“Honor Date” has the meaning specified in Section 2.03(d)(i).
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Net Tangible Assets or (b) Consolidated EBITDA (when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such period; provided that, (x) at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the financial information set forth in the confidential information memorandum and the lender presentation dated January 16, 2019 and (y) any Subsidiary existing on the Closing Date that (1) is not a Guarantor on the Closing Date or (2) is not required to become a Guarantor pursuant to the requirements of Section 6.16, shall not, in each case, be deemed to be an “Immaterial Subsidiary” for purposes of the definition of “Excluded Subsidiary” and the requirements of Section 6.12.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Amount” has the meaning specified in Section 2.14(a).
“Incremental Arranger” has the meaning specified in Section 2.14(a).
“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).
“Incremental Equivalent Debt Documents” means, collectively, the indentures, credit agreements, facilities agreements or other similar agreements pursuant to which any Incremental Equivalent Debt is incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Incremental Revolving Credit Commitment Increase Lenders” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Incremental Revolving Credit Increase Commitment” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person, without duplication:
(a)the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Closing Date in accordance with Fixed GAAP Terms, (y) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices and (z) shall not include Indebtedness of Holdings or any Parent Holding Company appearing on the balance sheet of the Borrower solely by reason of push-down accounting.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(i)Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;
(ii)obligations under or in respect of Receivables Financings;
(iii)any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(iv)intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries;
(v)prepaid or deferred revenue arising in the ordinary course of business;
(vi)Cash Management Services;
(vii)in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
(viii)obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;
(ix)for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;
(x)Capital Stock (other than Disqualified Stock of the Borrower and its Restricted Subsidiaries and Preferred Stock of a Restricted Subsidiary that is not a Loan Party); or
(xi)indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section 10.08.

“Initial Public Company Costs” means, as to any Person, costs relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange (or similar non-U.S. exchange); provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange (or similar non-U.S. exchange) shall not constitute Initial Public Company Costs.
“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Initial Term Lenders pursuant to Section 2.01(a), in each case, on the Closing Date.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 2 Effective Date, the aggregate amount of the Initial Term Commitments is $400,000,000.
“Initial Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Initial Term Loans at such time.
“Initial Term Loans” has the meaning specified in Section 2.01(a).
“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, dated the date of this Agreement, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16.
“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Interest Payment Date” means, (a) as to any SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Facility under which such Loan was made, commencing March 31, 2019.
“Interest Period” means, as to any SOFR Borrowing, the period commencing on the date of such SOFR Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter or, to the extent consented to by all Appropriate Lenders, twelve (12) months thereafter (or such shorter period as may be agreed to by all Lenders of the applicable Tranche) (in each case, subject to the availability thereof) as the Borrower may elect, as selected by the Borrower in a Committed Loan Notice; provided that:
(a)if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;
(c)no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made; and
(d)no tenor that has been removed from this definition pursuant to Section 3.09(d) shall be available for specification in such Committed Loan Notice unless and until such tenor is reinstated pursuant to Section 3.09(d). For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:
(a)“Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(i)the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less
(ii)the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(b)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Borrower or any Restricted Subsidiary.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(c)securities issued or directly guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(d)securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,
(e)investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(f)corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“IP Rights” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISDA” has the meaning specified in Section 3.04(b)(i)(C).
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by ISDA or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Joint Venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.
“Judgment Currency” has the meaning specified in Section 10.23.
“Junior Financing” has the meaning specified in Section 7.05.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“JV Distribution” means, at any time, 50% of the aggregate amount of all cash dividends or distributions received by the Borrower or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Borrower or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) each of Morgan Stanley and Barclays Bank PLC, each in their capacity as an issuer of Letters of Credit hereunder (it being understood that none of the L/C Issuers identified in this clause (a) shall be obligated to issue any letters of credit hereunder other than standby letters of credit), and (b) any other Lender reasonably acceptable to the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and in each case, applicable Affiliates; provided that any Revolving Lender may provide bank guarantees, bond agreements and other such arrangements under this Agreement, in each case, as agreed in such Revolving Lender’s sole discretion.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.
“Legal Reservations” means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;
(b)the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;
(c)any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;
(d)the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;
(f)the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;
(g)the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;
(h)provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and
(i)similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices or branch of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office or offices or as a Lender or any of its Affiliates may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued, renewed, extended or amended hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.
“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“LLC Agreement” means that certain fourth amended and restated limited liability company agreement, dated on or about the Closing Date, among DiscoverOrg Holdings, LLC and the Members (as defined therein), as the same may be amended, restated, modified or supplemented from time to time.
“Loan” means an extension of credit by a Lender to the Borrower or the Co-Borrower under Article II in the form of a Term Loan, an Extended Term Loan, a Revolving Credit Loan, an Extended Revolving Commitment or a Specified Refinancing Revolving Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) the First Lien/Second Lien Intercreditor Agreement and any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vii) the Agency Fee Letter, (viii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (ix) any Refinancing Amendment, (x) Amendment No. 1, (xi) Amendment No. 2 and (xii) Amendment No. 3.
“Loan Parties” means, collectively, Holdings, the Borrower, the Co-Borrower and each other Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Management Agreements” means those certain services agreements or monitoring agreements between the Borrower or any of its Affiliates, on the one hand, and the Sponsors, on the other hand, entered into after the Closing Date to the extent such services agreements or monitoring agreements would not result in the payment of management, monitoring, advisory or similar fees in an amount per annum reasonably acceptable to the Administrative Agent and disclosed to the Administrative Agent in advance of the entry into such agreements, in each case as the same may be amended, restated, modified or replaced, from time to time, so long as no such amendment, modification or replacement is not more disadvantageous to the Lenders in any material respect than any initial applicable services agreement or monitoring agreement disclosed to the Administrative Agent.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) or any direct or indirect parent of the Borrower on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.
“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents (taken as a whole).
“Material Real Property” means (i) with respect to any parcel of real property owned in fee by a Loan Party and located in the United States on the Closing Date, the real property described on Schedule 5.08 and (ii) with respect to any parcel of real property acquired by a Loan Party after the Closing Date, any parcel of real property (other than (x) a parcel with a Fair Market Value of less than $7,500,000 or (y) a parcel constituting Excluded Property) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.
“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) the date that is 91 days prior to the seventh anniversary of the Closing Date (which, for the avoidance of doubt, shall be November 2, 2025) and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.06(a) or 8.02; and (b) with respect to the Initial Term Loans, the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of an Extension pursuant to Section 2.19 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Section 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.
“Maximum Leverage Requirement” means, with respect to any request made in reliance on this definition under Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Revolving Facility, for a New Term Facility or for the incurrence of Incremental Equivalent Debt, the requirement that, on a Pro Forma Basis, after giving effect to the incurrence of any such increase, such new Facility or such Incremental Equivalent Debt (and, in each case, after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in any Revolving Tranche or any New Revolving Facility were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such Indebtedness then being incurred), (a) for any such Indebtedness that is secured by the Collateral on a pari passu basis with the applicable Term Loans, the Consolidated First Lien Net Leverage Ratio for such Test Period, in each case on a Pro Forma Basis, does not exceed 4.90:1.00; (b) for any such Indebtedness that is secured by the Collateral on a pari passu or junior basis to the Second Lien Loans, the Consolidated Senior Secured Net Leverage Ratio for such Test Period, in each case on a Pro Forma Basis, does not exceed 7.00:1.00; and (c) for any such Indebtedness that is unsecured or subordinated in right of payment to the Obligations, the Consolidated Total Net Leverage Ratio for such Test Period, in each case on a Pro Forma Basis, does not exceed 7.00:1.00.
“Maximum Rate” has the meaning specified in Section 10.10.
“MFN Provision” has the meaning specified in Section 2.14(f).
“Minimum Extension Condition” has the meaning specified in Section 2.19(g).
“Minimum Tender Condition” has the meaning specified in Section 2.20(b).
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Morgan Stanley” has the meaning specified in the introductory paragraph to this Agreement.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08 and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.
“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.
“Net Cash Proceeds” means:
(a)with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries (other than any Disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with any related transaction) over (ii) the sum of:
(1)the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y), if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations, together with any applicable premiums, penalties, interest or breakage costs),
(2)the fees and out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),
(3)all taxes paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any tax distribution made as a result of or in connection with such Disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,
(4)any costs associated with unwinding any related Swap Contract in connection with such transaction,
(5)any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E),

(6)in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of Holdings or a Wholly Owned Restricted Subsidiary as a result thereof; and
(7)any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Disposition or Casualty Event; and
(b)with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Non-U.S. Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.
“New Loan Commitments” has the meaning specified in Section 2.14(a).
“New Revolving Commitment” has the meaning specified in Section 2.14(a).
“New Revolving Facility” has the meaning specified in Section 2.14(a).
“New Revolving Loan” has the meaning specified in Section 2.14(a).
“New Term Commitment” has the meaning specified in Section 2.14(a).
“New Term Facility” has the meaning specified in Section 2.14(a).
“New Term Loan” has the meaning specified in Section 2.14(a).
“Non-Consenting Lender” has the meaning specified in Section 3.08(c).
“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.
“Non-Extending Lender” has the meaning specified in Section 2.19(e).
“Non-Guarantor Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Guarantor.
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Non-U.S. Lender” means a lender that is not a U.S. Person.
“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a U.S. Subsidiary.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Notes” has the meaning assigned to such term in the recitals to Amendment No. 2.
“Notes Indenture” has the meaning assigned to such term in the recitals to Amendment No. 2.
“NPL” means the National Priorities List under CERCLA.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the applicable Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the applicable Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of the applicable Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the applicable Loan Party under any Loan Document and (b) the obligation of the applicable Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.
“OFAC” shall have the meaning specified in the definition of Sanctions Laws and Regulations.
“OID” means original issue discount.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other LC” has the meaning specified in Section 2.03(c)(v).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).
“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the principal amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate principal amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum principal amount available for drawing under Letters of Credit taking effect on such date.
“Parent Holding Company” means any direct or indirect parent entity of Holdings which holds directly or indirectly 100% of the Equity Interest of Holdings and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Indebtedness” means:
(c)with respect to the Borrower, any Indebtedness that ranks pari passu in right of payment to the applicable Loans; and
(d)with respect to any Guarantor, its guarantee of the Obligations and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(m).
“PATRIOT Act” has the meaning specified in Section 10.22.
“Payment Block” means any of the circumstances described in Section 2.05(b)(viii) and (ix).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Perfection Certificate” means the Perfection Certificate executed and delivered by the Loan Parties party thereto, substantially in the form of Exhibit L.
“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of the Borrower and its Restricted Subsidiaries, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC), (2) commercial tort claims (as defined in the UCC), (3) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage and (4) Assigned Agreements (as defined in the Security Agreement), (iii) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Administrative Agent has exercised its acceleration rights pursuant to Section 8.02 of this Agreement, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located other than the United States, any state thereof or the District of Columbia or (v) deliver landlord waivers, estoppels or collateral access letters.
“Perfection Requirements” means the making of appropriate registrations, filings, endorsements, notarizations, stamping and/or notifications of the Collateral Documents and/or the Collateral created thereunder; provided that, in respect of the Borrower, Holdings, or any Guarantor listed on Schedule 1 or contemplated to be delivered pursuant to Schedule 6.16, such Perfection Requirements shall be limited to the extent set forth as a perfection requirement with respect to the applicable Loan Party in any legal opinion delivered in connection with the accession of such Persons.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.
“Permitted Debt” has the meaning specified in Section 7.01.
“Permitted Debt Exchange” has the meaning specified in Section 2.20(a).

“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes; provided that such Indebtedness (i) satisfies the Permitted Other Debt Conditions, (ii) the covenants of such Indebtedness are, taken as a whole, not more restrictive to the Borrower and the Restricted Subsidiaries than those contained in the Loan Documents (taken as a whole) (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence or issuance of such Permitted Debt Exchange Notes and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the applicable Facility, without further Lender approval or voting requirement) or otherwise are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by Borrower in good faith (provided that, at Borrower’s option, delivery of a certificate of a Responsible Officer of Borrower to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (ii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)) at the time of incurrence or issuance of such Permitted Debt Exchange Notes, (iii) does not mature prior to the Latest Maturity Date of the Term Loans (other than Extendable Bridge Loans/Interim Debt), (iv) such Indebtedness is not at any time guaranteed by any Person other than Loan Parties, and (v) to the extent secured, such Indebtedness is not secured by property other than the Collateral and the Liens securing such Indebtedness shall be subject to Applicable Intercreditor Arrangements and the security agreements governing such Liens shall be substantially the same as of the Collateral Documents (with such differences as are reasonably acceptable to the Administrative Agent).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.20(a).
“Permitted Holders” means each of (a) the Sponsors, (b) managers and members of management of the Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) or its Subsidiaries that have ownership interests in the Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)), (c) any other beneficial owner in the common equity of the Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)) as of the Closing Date, (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any of the Persons described in clause (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Stock representing 50% or more of the total voting power of the Voting Stock of the Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group and (e) any Permitted Parent.
“Permitted Investments” means:
(a)any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(b)any Investment in the Borrower or any Restricted Subsidiary;
(c)any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(d)any Investment by the Borrower or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);
(e)any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(f)any Investment (x) existing on the Closing Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;
(g)loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $15,000,000 outstanding at any one time in the aggregate;
(h)loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;
(i)any Investment (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;
(j)Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;
(k)any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $75,000,000 and (y) 43% of Four Quarter Consolidated EBITDA; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;
(l)additional Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $80,000,000 and (y) 45% of Four Quarter Consolidated EBITDA; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;
(m)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.18(b) (except transactions described in clause (2), (3), (4), (9), (13), (14) or (28) of such Section 6.18(b));
(n)Investments the payment for which consists of Equity Interests (other than Excluded Equity or any proceeds of the Preferred Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;
(o)Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(p)Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;
(q)any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(r)Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03, (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05;
(s)guarantees of Indebtedness permitted to be Incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;
(t)advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;
(u)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(v)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(w)intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;
(x)Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, not to exceed the greater of (x) $20,000,000 and (y) 12% of Four Quarter Consolidated EBITDA; provided that the Investments permitted pursuant to this clause (24) may, at the Borrower’s option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of Section 7.05;
(y)the Transactions (including payment of the purchase consideration under the Acquisition Agreement);
(z)accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(aa)Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(ab)Investments resulting from pledges and deposits that are Permitted Liens;
(ac)acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(ad)guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(ae)Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;
(af)non-cash Investments made in connection with tax planning and reorganization activities;
(ag)Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted; and
(ah)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.
“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Borrower or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.
“Permitted Liens” means, with respect to any Person:
(ai)Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(aj)Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;
(ak)Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for thirty (30) days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;
(al)Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(am)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(an)Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided further that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;
(ao)Liens of the Borrower or any of the Guarantors existing on the Closing Date and listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);
(ap)Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;
(aq)Liens on assets at the time the Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary, a Person other than the Borrower or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(ar)Liens securing Indebtedness or other obligations of the Borrower or a Subsidiary Guarantor owing to the Borrower or another Subsidiary Guarantor permitted to be Incurred in accordance with Section 7.01(i);
(as)Liens securing Swap Contracts Incurred in accordance with Section 7.01(j);
(at)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(au)leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(av)Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Borrower and the Guarantors in the ordinary course of business;
(aw)Liens in favor of the Borrower or any Subsidiary Guarantor;

(ax)(i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;
(ay)deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(az)Liens on the Equity Interests of Unrestricted Subsidiaries;
(ba)grants of intellectual property, software and other technology licenses;
(bb)judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(bc)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(bd)Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));
(be)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (7), (8), (9), (11), (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any Refinancing Expenses related to such refinancing, refunding, extension, renewal or replacement and (z)(A) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (24) of this definition hereunder shall be secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements, and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);
(bf)Liens securing Pari Passu Indebtedness permitted to be Incurred pursuant to Section 7.01 if at the time of any Incurrence of such Pari Passu Indebtedness and after giving Pro Forma Effect thereto (i) with respect to any such Pari Passu Indebtedness that will be secured by a Lien on the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio would be less than or equal to 4.90 to 1.00 or (ii) with respect to any such Pari Passu Indebtedness that will be secured by a Lien on the Collateral on a “junior” basis to the Liens securing the Obligations, the Consolidated Senior Secured Net Leverage Ratio would be less than or equal to 7.00 to 1.00; provided that such Indebtedness shall be secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to Applicable Intercreditor Arrangements);
(bg)other Liens securing obligations the principal amount of which does not exceed the greater of (x) $60,000,000 and (y) 35% of Four Quarter Consolidated EBITDA at any one time outstanding;
(bh)Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);
(bi)Liens on equipment of the Borrower or any Guarantor granted in the ordinary course of business to the Borrower’s or such Guarantor’s client at which such equipment is located;
(bj)[reserved];

(bk)Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;
(bl)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(bm)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(bn)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Borrower and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Guarantor in the ordinary course of business;
(bo)any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(bp)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(bq)Liens on vehicles or equipment of the Borrower or any Guarantor granted in the ordinary course of business;
(br)Liens on assets of Non-Loan Parties securing Indebtedness Incurred in accordance with Section 7.01(t);
(bs)Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(bt)Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(bu)(a) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;
(bv)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(bw)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(bx)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(by)rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(bz)restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;
(ca)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(cb)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(cc)Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 7.01; and
(cd)Liens on property constituting Collateral securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, and (ii) any Incremental Equivalent Debt and the Incremental Equivalent Debt Documents related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens are subject to customary Applicable Intercreditor Arrangements.
For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), any calculation of the Consolidated First Lien Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio on such date of determination shall not include any such Indebtedness (and shall not give effect to any netting of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.
“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (w) customary offers or obligations to repurchase, repay or redeem upon a change of control, asset sale, casualty or condemnation event or initial public offering, (x) maturity payments and customary mandatory prepayments for Extendable Bridge Loans/Interim Debt, (y) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.
“Permitted Parent” means (a) any direct or indirect parent of the Borrower so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 50% or more of the Voting Stock of such direct or indirect parent of the Borrower, (b) Holdings, so long as it constitutes a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof, and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.

“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount necessary to pay Refinancing Expenses, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 7.01(d) or with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) Indebtedness are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption provisions), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of then-prevailing market conditions at the time of incurrence (provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default under Sections 8.01(f) or (g) shall have occurred and be continuing.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.
“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.
“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement and each other applicable Collateral Document.

“Preferred Equity” means approximately $215,000,000 in initial aggregate liquidation preference of perpetual preferred equity securities of DiscoverOrg Holdings, LLC issued on or prior to the Closing Date pursuant to that certain Series A Unit Purchase Agreement dated as of the date hereof and having the terms set forth in the LLC Agreement as of the date hereof.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Prepayment Amount” has the meaning specified in Section 2.05(c).
“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).
“Prepayment Date” has the meaning specified in Section 2.05(c).
“Previous Borrower” has the meaning specified in the definition of “Borrower.”
“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”
“Prime Rate” or “Prime Lending Rate” means, for any day, the rate of interest last per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The Prime Rate is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio and the calculation of Consolidated Cash Interest Expense, Consolidated Net Tangible Assets, Consolidated Interest Expense, Consolidated Total Assets, Consolidated Net Income, Consolidated EBITDA and Four Quarter Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken (1) with respect to the Transactions, within twenty-four (24) months after the consummation of the Closing Date and (2) with respect to any adjustments other than those related to the Transactions, within eighteen (18) months after the consummation of the action, in each case, as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period; provided further, that any amounts given pro forma effect pursuant to clause (x) above and clause (k) of the definition of “Consolidated EBITDA” (other than, in each case, in relation to the Transactions or adjustments calculated in accordance with

Regulation S-X) shall not exceed 25% of the Consolidated EBITDA for any Reference Period calculated before giving effect to the add-backs set forth in such clause (x) above and clause (k) of the definition of “Consolidated EBITDA” but after giving effect to any add-backs in relation to the Transactions or adjustments calculated in accordance with Regulation S-X.
For purposes of making any computation referred to above:
(ce)if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);
(cf)interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower or a direct or indirect parent of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
(cg)interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Term SOFR Reference Rate or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate;
(ch)interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(ci)to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.
Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the nature included in the EBITDA reconciliations set forth in the confidential information memorandum and the lender presentation dated January 16, 2019, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”
“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) or of any direct or indirect parent of the Borrower) and are reasonably anticipated to result from actions taken or to be taken within (1) with respect to the Transactions, within twenty-four (24) months after the Closing Date and (2) with respect to any adjustments other than the Transactions, within eighteen (18) months after the consummation of any change that is, in each case, expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for such period.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.
“Public Lender” has the meaning specified in Section 6.02.
“Public Side Information” has the meaning specified in Section 6.02.
“Qualified Holding Company Indebtedness” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings (other than a Subsidiary as provided for under clause (i) of the proviso in Section 7.09 of this Agreement), (B) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, in each case, other than at the final maturity of such Indebtedness (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary assets sale, change of control provisions and customary acceleration rights after an event of default, (y) customary “AHYDO” payments and (z) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default) and (D) if such Indebtedness is secured, it shall only be secured by assets of any Parent Holding Company (other than Holdings) and any Subsidiary of Holdings that is not prohibited from guaranteeing such Indebtedness as provided in clause (A) of this definition; provided that, at Holdings’ option, delivery of a certificate of a Responsible Officer to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing.
“Qualified IPO” means the consummation of an offering (on either a primary or secondary basis) of the common Equity Interests of Holdings or any Parent Holding Company (other than an offering pursuant to a registration statement on Form S-8) resulting in such Equity Interests being listed on a nationally-recognized stock exchange in the applicable jurisdiction.
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(cj)such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(ck)all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower), and
(cl)such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.
“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(cm)all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Borrower), and
(cn)the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.
“Qualified Reporting Subsidiary” has the meaning specified in Section 6.01.
“Qualifying Bids” has the meaning specified in the definition of “Dutch Auction.”
“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Facilities for reasons outside of the Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by Borrower or any direct or indirect parent of the Borrower as a replacement agency for Moody’s or S&P, as the case may be.
“Ratio Acquisitions Debt” has the meaning specified in clause (o) of the second paragraph of Section 7.01.
“Ratio Debt” has the meaning specified in the first paragraph of Section 7.01.
“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred).

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower and/or one or more of its Restricted Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment (or which otherwise owes to the Borrower or one of its Restricted Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any Parent Holding Company (as provided below) as a Receivables Subsidiary and:
(co)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(cp)with which neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and
(cq)to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Borrower or any Parent Holding Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer.
“Reference Period” has the meaning given to such term in the definition of “Pro Forma Basis.”
“Refinancing” has the meaning given to such term in the definition of “Transactions.”
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Agreement, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.
“Refinancing Indebtedness” has the meaning specified in Section 7.01.
“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis to the Liens securing the Obligations, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrower under any one or more Term Loan Tranches; provided that, (a) such Refinancing Notes shall only be guaranteed by the Loan Parties that guaranteed the Term Loan Tranche being refinanced, (b) if such Refinancing Notes shall be secured, then (i) such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) such Refinancing Notes shall be issued subject to Applicable Intercreditor Arrangements; (c) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, no Refinancing Notes shall (i) mature prior to the Latest Maturity Date of the Term Loan Tranche being refinanced or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, casualty events or similar event, change of control provisions, special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default and (y) customary “AHYDO” payments); (d) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower in good faith) (it being understood that no Refinancing Notes shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) (provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent in good faith at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (or shorter) (including a reasonable description of the basis upon which it objects)); (e) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (f) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced and the payment of fees, expenses and premiums, if any, payable in connection therewith.
“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.
“Refunding Capital Stock” has the meaning specified in Section 7.05.
“Register” has the meaning specified in Section 10.07(c).
“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, or leaching into the Environment.
“Relevant Administrator” has the meaning specified in Section 3.04(b)(i)(A).
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).
“Replaceable Lender” has the meaning specified in Section 3.08(a).
“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.
“Reply Amount” has the meaning specified in the definition of “Dutch Auction.”
“Reply Discount” has the meaning specified in the definition of “Dutch Auction.”
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Repricing Event” means (i) any prepayment or repayment of any tranche of Initial Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of such Initial Term Loans into, any new or replacement tranche of syndicated term loans under credit facilities of like currency incurred for the primary purpose of repaying, refinancing, or replacing such Initial Term Loans with loans bearing interest with an All-in Yield less than the All-in Yield applicable to such portion of such Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent in consultation with the Borrower consistent with generally accepted financial practices) and (ii) any amendment to any tranche of Term Facility which reduces the All-in Yield applicable to the Initial Term Loans; provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Initial Term Loans, including, without limitation, in the context of a transaction involving an initial public offering, a Change of Control or an Enterprise Transformative Event.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of Holdings or the Borrower), or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payment” has the meaning specified in Section 7.05.
“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrower.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(c).
“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) Excess Cash Flow for such Excess Cash Flow Period minus (b) the ECF Prepayment Amount for such Excess Cash Flow Period.
“Retired Capital Stock” has the meaning specified in Section 7.05.
“Return Bid” has the meaning specified in the definition of “Dutch Auction.”
“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).
“Revolving Credit Borrowing” means a borrowing under the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or New Revolving Commitments to the Borrower established pursuant to Section 2.14 and (b) purchase participations in L/C Obligations, in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, or in any incremental amendment establishing New Revolving Commitments pursuant to Section 2.14, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases, New Revolving Commitments and Specified Refinancing Revolving Credit Commitments. The aggregate principal amount of the Revolving Credit Commitments shall be $250,000,000 on the Amendment No. 2 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Tranche at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Tranche” means (a) the Revolving Credit Facility pursuant to which Revolving Credit Loans, New Revolving Loans or Letters of Credit are made under the Revolving Credit Commitments and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., New Revolving Commitments and Extended Revolving Commitments.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.
“Sanctions Laws and Regulations” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Kingdom, including those administered by His Majesty’s Treasury, the European Union or any member state thereof or any other Governmental Authority with jurisdiction over Holdings or the Borrower or any of their respective Subsidiaries.
“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.
“Second Lien Additional Indebtedness” means, collectively, any Second Lien Incremental Loans and any Second Lien Incremental Equivalent Debt.
“Second Lien Administrative Agent” means Morgan Stanley, in its capacity as administrative agent and collateral agent under the Second Lien Facility Documentation, or any successor administrative agent and collateral agent under the Second Lien Credit Agreement.
“Second Lien Cash-Capped Incremental Amount” means any amounts incurred under the “Cash-Capped Incremental Facility” (or any comparable provision) under the Second Lien Credit Agreement.
“Second Lien Credit Agreement” means that certain second lien credit agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders party thereto from time to time and the Second Lien Administrative Agent, as the same may be amended, restated, modified, supplemented, extended, increased, or refinanced or replaced pursuant to a Permitted Refinancing from time to time in one or more agreements (in each case with the same or new lenders, investors or agents), in each case as and to the extent permitted by this Agreement and the First Lien/Second Lien Intercreditor Agreement.
“Second Lien Credit Agreement Refinancing Indebtedness” means “Specified Refinancing Debt” (including Specified Refinancing Term Loans) and “Refinancing Notes” (or any comparable term), each as defined in the Second Lien Credit Agreement (as in effect on the Closing Date, as the same may be subsequently amended or restated in accordance with the provisions of this Agreement and the terms of the First Lien/Second Lien Intercreditor Agreement).
“Second Lien Facility” means the second lien term loan facility under the Second Lien Credit Agreement.

“Second Lien Facility Documentation” means the Second Lien Credit Agreement and all security agreements, guarantees, pledge agreements, notes and other agreements or instruments executed in connection therewith, including all “Loan Documents” (as defined in the Second Lien Credit Agreement).
“Second Lien Incremental Equivalent Debt” means the “Incremental Equivalent Debt”, as defined in the Second Lien Credit Agreement.
“Second Lien Incremental Loans” means the “New Term Loans” or any “Term Commitment Increase”, each as defined in the Second Lien Credit Agreement.
“Second Lien Loans” has the meaning provided to the term “Loans” (or any equivalent thereto) in the Second Lien Credit Agreement.
“Second Lien Term Facility Indebtedness” means the Second Lien Loans, any Second Lien Additional Indebtedness, any Second Lien Credit Agreement Refinancing Indebtedness and any Permitted Refinancing in respect thereof.
“Section 2.19 Additional Amendment” has the meaning specified in Section 2.19(c).
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower and the relevant Cash Management Bank in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, except for any such Swap Contract designated by the Borrower and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.
“Secured Obligations” has the meaning specified in the Security Agreement and each other applicable Collateral Document.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof executed by the Loan Parties party thereto, substantially in the form of Exhibit F, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which Holdings and its Subsidiaries are engaged following the Acquisition on the Closing Date.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the aggregate fair value of the assets and property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and is sufficient to enable payment of all such Person’s obligations due and accruing due, (b) the aggregate present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Loan Parties as they become absolute and matured and is sufficient to enable payment of all such Person’s obligations due and accruing due, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination, (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and is not for any reason unable to pay its debts or meet its obligations as they generally become due and (e) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.
“SPC” has the meaning specified in Section 1.01(g).
“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).
“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).
“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.
“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).
“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.
“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.
“Sponsors” means Carlyle Partners VI, L.P., TA Associates Management, L.P., 22C Capital LLC or any of their respective Control Investment Affiliates and, in each case (whether individually or as a group), Affiliates of the foregoing (but excluding any operating portfolio companies of the foregoing).
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.
“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) for purposes of Section 6.01, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.
“Subsidiary Guarantor” means, collectively, all Guarantors other than Holdings, which for the avoidance of doubt, shall include the Co-Borrower (other than with respect to its own obligations).
“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.
“Subsidiary Redesignation” has the meaning given to such term in the definition of “Unrestricted Subsidiary”.
“Supplemental Agent” has the meaning specified in Section 9.14(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Tax Distributions” has the meaning set forth in Section 4.1(e) of the LLC Agreement as such section is in effect on the date hereof, including, as it relates to the definitions of the terms used in such Section 4.1(e) insofar as the definitions affect the substance of such Section 4.1(e); provided, however, that after the occurrence of a Borrower Substitution Event, the amount of permissible Tax Distributions shall be determined by applying the principles of Section 4.1(e) of the LLC Agreement to the Co-Borrower (or, if the Co-Borrower is treated as a disregarded entity for U.S. tax purposes, its regarded owner); provided, further, that the amount of any Tax Distributions shall be determined without taking into account any income resulting from a deemed exchange of any Loan under Section 1001 of the Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of SOFR Loans, the same Interest Period.
“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, (ii) its Term Commitment Increase, (iii) its New Term Commitment or (iv) its Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement. On the Amendment No. 3 Effective Date, the aggregate amount of Term Commitments is $200,000,000, which shall be deemed to be reduced to zero upon the funding thereof on the Amendment No. 3 Effective Date.
“Term Commitment Increase” has the meaning specified in Section 2.14(a).
“Term Facility” means a facility in respect of any Term Loan Tranche (including any Term Commitment Increase with respect to any Term Loan Tranche), as the context may require.
“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time.
“Term Loan” means an advance made by any Term Lender under any Term Facility.
“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being one Tranche on the Closing Date, i.e. Initial Term Loans and Initial Term Commitments. Additional Term Loan Tranches may be added after the Closing Date, pursuant to the terms hereof, e.g., New Term Loans, Specified Refinancing Term Loans, New Term Commitments, Extended Term Loans and Specified Refinancing Term Commitments.
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans under the same Term Loan Tranche made or held by such Term Lender.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided pursuant to this definition (including pursuant to the proviso under clause (a) or clause (b) of this definition) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Adjustment” means a percentage per annum equal to 0.10%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, at any time, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Borrower).
“Threshold Amount” means $20,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Tranche” means any Term Loan Tranche or any Revolving Tranche.
“Transaction Commitment Date” has the meaning specified in Section 1.02.
“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”
“Transactions” means the direct or indirect acquisition, which acquisition may be accomplished through one or more separate transactions on and following the Closing Date, of the Company by Zebra pursuant to the Acquisition Agreement, together with each of the following transactions consummated or to be consummated in connection therewith:
(a)the Acquisition and, if applicable, the other transactions described in the Acquisition Agreement or related thereto;
(b)the Borrower obtaining the Facilities;
(c)the Borrower obtaining the Second Lien Facility;
(d)a direct or indirect parent of Holdings issuing the Preferred Equity;

(e)the repayment, redemption, repurchase, defeasance, discharge, refinancing or termination (or the giving of notice for the repayment or redemption thereof to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy and discharge in full the obligations under any related indentures or notes) of (i) all existing third party Indebtedness for borrowed money of the Borrower and its Subsidiaries under the Existing Borrower Credit Agreements and the termination and release of all related guaranties and security interests, (ii) all existing third party Indebtedness for borrowed money of the Company under the Existing Company Credit Agreement and the termination and release of all related guaranties and security interests and (iii) all obligations of Holdings under the Existing Notes (or making arrangements for such release that are reasonably satisfactory to the Administrative Agent) (the “Refinancing”); and
(f)the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).
“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(d).
“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unpaid Amount” has the meaning specified in Section 7.05.
“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means:
(a)any Subsidiary of the Borrower (other than any direct or indirect parent of the Borrower) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower, Holdings or any Parent Holding Company in the manner provided below; and
(b)any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Borrower, Holdings or any Parent Holding Company may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Borrower, but excluding any direct or indirect parent of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, that immediately after giving effect to such designation, (i) no Event of Default shall have occurred and be continuing or result from such designation and (ii) on a Pro Forma Basis after giving effect to such designation, either (as selected by the Borrower by notice to the Administrative Agent the applicable time of designation) (A) the Borrower shall be in compliance with the Financial Covenant (whether or not then applicable) or (B) the Borrower could incur $1.00 of additional Indebtedness as Ratio Debt; provided, further, however, that either:
(i)the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(ii)if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.05.
The Board of Directors of the Borrower, Holdings or any Parent Holding Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”); provided, however, that immediately after giving effect to such designation, (i) no Event of Default shall have occurred and be continuing or result from such designation and (ii) on a Pro Forma Basis after giving effect to such designation, either (as selected by the Borrower by notice to the Administrative Agent the applicable time of designation) (A) the Borrower shall be in compliance with the Financial Covenant (whether or not then applicable) or (B) the Borrower could incur $1.00 of additional Indebtedness as Ratio Debt. Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.
Any such designation by the Board of Directors of the Borrower, Holdings or any Parent Holding Company shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower, Holdings or any Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.
Notwithstanding the foregoing, (i) no Subsidiary of the Borrower may be designated as an Unrestricted Subsidiary if such Subsidiary is a “Restricted Subsidiary” (or any comparable term) under the Second Lien Credit Agreement or any Junior Financing of the Loan Parties and (ii) simultaneously with any Subsidiary of the Borrower being designated as a “Restricted Subsidiary” (or any comparable term) under the Second Lien Credit Agreement, such Subsidiary shall be designated as a Restricted Subsidiary.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(h)(ii).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Working Capital” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 2.aOther Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(i)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(ii)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(iii)References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(iv)The term “including” is by way of example and not limitation.
(v)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(vi)Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(vii)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(viii)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(ix)With respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to or publicly announced and (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered, in each case for purposes of determining:
(1)    whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in compliance with Section 7.01;
(2)    whether any Lien being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;
(3)    whether any other transaction or action undertaken or proposed to be undertaken in connection with such Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock (including any Restricted Payments, Dispositions, fundamental changes or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;
(4)    any calculation of the ratios, baskets or financial metrics, including Fixed Charge Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA, Consolidated Total Assets, Consolidated Cash Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA or Consolidated Total Assets, and whether a Default or Event of Default exists in connection with the foregoing;
(5)    other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any Default or Event of Default (or any specified Default or Event of Default) has occurred, is continuing or would result from such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness;
(6)    other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any representations and warranties (or any specified representations and warranties) are true and correct; and

(7)    whether any condition precedent to the Incurrence of Indebtedness (including Acquired Indebtedness), Disqualified Stock, Preferred Stock or Liens, in each case, that is being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is satisfied, at the option of the Borrower, the date that the definitive agreement (or other relevant definitive documentation) for or public announcement of such Investment or acquisition or repayment, repurchase or refinancing or Incurrence of Indebtedness is entered into or the date of any notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Borrower elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in (i) the Fixed Charge Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Four Quarter Consolidated EBITDA, Consolidated Total Assets, Consolidated Cash Interest Expense and/or Pro Forma Cost Savings of the Borrower and (ii) the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Agreement, from the Transaction Commitment Date to the consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by the Borrower or any of the Restricted Subsidiaries with any other provision of the Loan Documents or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be incurred, (b) for purposes of determining compliance with any provision which requires that no Default, Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, as applicable, such condition shall be deemed satisfied so long as no Default, Event of Default or specified Default or Event of Default, as applicable, exists on the Transaction Commitment Date, (c) for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties) in connection with any such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, as applicable, are true and correct, such condition shall be deemed satisfied so long as such representation and warranties, as applicable, are true and correct in all material respects on the Transaction Commitment Date, and (d) until such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements (or other relevant definitive documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn), such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness.
For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.
(x)For the purposes of Sections 2.05(b)(ii), 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.

Section 2.bAccounting Term.
(i)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
(ii)If at any time any change in GAAP, or any election by the Borrower to report in IFRS in lieu of GAAP for financial reporting purposes, or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that any change affecting the computation of the ratio set forth in Section 7.08 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrower); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.
(iii)Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
Section 2.cRounding. Any financial ratios required to be maintained by the Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 2.dReferences to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. References to specific provisions (or defined terms) in the Second Lien Facility Documentation shall be to such provisions (or defined terms) as amended or replaced (to the extent such amendment or replacement is permitted by the Loan Documents), and cross-references shall be deemed amended as necessary to refer to the same provisions that are referenced in the Second Lien Facility Documentation as in effect on the Closing Date.
Section 2.eTimes of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).
Section 2.fTiming of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 2.gCurrency Equivalents Generally.
(i)Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange for the purchase of Dollars with another currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
(ii)For purposes of determining the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (i) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (ii) calculating any Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.08) and Consolidated Senior Secured Net Leverage Ratio, at the Exchange Rate as of the date of determination, and will, in the case of Indebtedness and Consolidated Funded Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period determined in accordance with GAAP, provided that if any Borrower Party has entered into any currency Swap Contracts in respect of any borrowings, the principal amount of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.
(iii)Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached or (iii) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.
(iv)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any comparable or successor rate thereto.
Section 2.hLetter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated principal amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated principal amount thereof, the principal amount of such Letter of Credit shall be deemed to be the maximum stated principal amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.jPro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated Cash Interest Expense, Consolidated Interest Expense, the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio, Consolidated EBITDA, Consolidated Net Income, Four Quarter Consolidated EBITDA, Consolidated Total Assets and Consolidated Net Tangible Assets shall be calculated (including, in each case, for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period (including, with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained, the relevant determination or calculation may be made with respect to an event occurring or intended to occur subsequent to such four-quarter period); provided that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (ii) the Applicable Rate, (iii) the Applicable Commitment Fee and (iv) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.
Section 1.kCalculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Four Quarter Consolidated EBITDA and/or Consolidated Net Tangible Assets and/or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
Section 1.lDivisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.mRates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION II
The Commitments and Credit Extensions
Section 2.aThe Loans.
(i)The Initial Term Borrowing. Subject to the terms and conditions set forth herein, each Initial Term Lender severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Borrower and the Co-Borrower on the Closing Date in an amount not to exceed such Initial Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Initial Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). Initial Term Loans may be Base Rate Loans or SOFR Loans as further provided herein.
(ii)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrower and the Co-Borrower from time to time on and after the Closing Date (provided that on the Closing Date, the Revolving Credit Loans will only be available in an aggregate amount equal to $5,000,000), on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower and the Co-Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or SOFR Loans, as further provided herein. To the extent that any portion of the Revolving Credit Facility has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the Revolving Tranches.
(iii)After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan denominated in Dollars under such Tranche to the Borrower and the Co-Borrower in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Base Rate Loans or SOFR Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).
Section 2.bBorrowings, Conversions and Continuations of Loans.
(i)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, and each continuation of SOFR Loans, shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 12:00 p.m. (New York City time) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, SOFR Loans (or in the case of any such Borrowing to be made on the Closing Date, one Business Day prior to the Closing Date), (ii) 12:00 p.m. on the requested date of any Term Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base Rate Loans and (iii) 12:00 p.m. on the requested date of any Revolving Credit Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base Rate Loans. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.
Each Borrowing of, conversion to or continuation of SOFR Loans shall be (i) in a principal amount of $3,000,000 or (ii) a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(d), each Borrowing of, or conversion to, Base Rate Loans shall be (i) in a principal amount of $1,000,000 or (ii) a whole multiple of $500,000 in excess thereof.

Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If, with respect to any SOFR Loans, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans, or Revolving Credit Loans shall be made as, or converted to, SOFR Loans with an Interest Period of 1 month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of SOFR Loan is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to SOFR Loans with an Interest Period of one month as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.
(iii)Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the Borrower pays the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans.
(iv)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate. The determination of the Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.
(v)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than ten Interest Periods in effect.
(vi)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.cLetters of Credit.
(i)The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower or any Restricted Subsidiary (provided that the Borrower hereby irrevocably agrees to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary, but in no event shall any Controlled Non-U.S. Subsidiary, any FSHCO or any direct or indirect Subsidiary of a Controlled Non-U.S. Subsidiary be responsible for any amounts drawn on any Letters of Credit issued for the account of the Borrower or a U.S. Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts and other demands for payment under a Letter of Credit that complies with the terms of such Letter of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided further that no L/C Issuer identified in clause (a) of the definition thereof shall have any obligation to make an L/C Credit Extension if, after giving effect thereto, the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed, in the case of (i) Morgan Stanley, $7,000,000 and (ii) Barclays Bank PLC, $3,000,000 (it being understood and agreed that, subject to the Letter of Credit Sublimit, any such L/C Issuer may issue Letters of Credit in excess of such amounts in its sole discretion upon request of any Borrower). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed. All Letters of Credit shall be denominated in Dollars.
ii.No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (B) and (C) unless the applicable requisite consents specified therein have been obtained, no L/C Issuer shall issue any Letter of Credit) if:
(1)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(2)subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (x) five Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (y) more than 12 months after the date of issuance or last renewal, unless the applicable L/C Issuer, in its sole discretion, has approved such expiry date;
(3)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three Business Days prior to the Letter of Credit Expiration Date;
(4)the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;
(5)such Letter of Credit is in an initial stated amount of less than $5,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(6)such Letter of Credit is denominated in a currency other than Dollars; or

(7)any Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
iii.No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
iv.Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
2.The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such L/C Issuer’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
3.Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an irrevocable Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C issuer, accompanied by an English translation certified by the Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least five Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the applicable L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.
ii.Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the Borrower will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of Credit Application, then the Borrower will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of

Credit in an amount equal to such Lender’s Pro Rata Share of the Revolving Credit Facility multiplied by the amount of such Letter of Credit.
iii.If the Borrower on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
iv.Promptly upon request thereof by the Borrower or the Administrative Agent and after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent in turn will notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.
v.Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not the Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of the Borrower or any Restricted Subsidiary (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.

4.Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall, within the period determined by applicable Law or rules specified in such Letter of Credit, examine drawing document(s). After such examination of drawing document(s), the applicable L/C Issuer shall notify the Borrower of the date and the amount of a draft presented under any Letter of Credit and paid by such L/C Issuer. Each L/C Issuer shall notify the Borrower on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. (New York City time) on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrower fails to so reimburse such L/C Issuer on such next Business Day, the L/C Issuer will notify the Administrative Agent thereof and the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Tranche of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to, and denominated in the same currency as, the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or SOFR Loans, as the case may be, but subject to the amount of the unused portion of the Revolving Credit Commitments under such Revolving Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
ii.Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) under the applicable Revolving Tranche shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to its applicable Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender under such Revolving Tranche that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan under such Revolving Tranche to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.
iii.With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (other than the condition in Section 4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
iv.Until each Revolving Credit Lender under the applicable Revolving Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

v.Each applicable Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
vi.If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.
(5)Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(6)Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrower’s obligations hereunder.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of the Borrower or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.
(7)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(8)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee in Dollars which shall accrue for each Letter of Credit on the principal amount thereof in an amount equal to the Applicable Rate then in effect for SOFR Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(9)Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee in Dollars equal to 0.125% of the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears and based on the principal amount thereof. Such fronting fee shall be due and payable on the last Business Day of each fiscal quarter beginning with the last Business Day of the first full fiscal quarter to end after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, without duplication, the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
(10)Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(11)Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days (and in no event shall any such report be provided earlier than the fifth Business Day after the end of any calendar month in respect of a calendar month period).
(12)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unused Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrower agrees to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.

(13)Letters of Credit Issued for Account of Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(14)Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time of such issuance shall apply to each commercial Letter of Credit.
Section 2.d[Reserved].
Section 2.ePrepayments.
(i)Optional. (i) The Borrower may, upon notice substantially in the form of Exhibit J to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iii) below; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (A) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loan and (B) on the date of prepayment of Base Rate Loans (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of SOFR Loans shall be (x) in a principal amount of $3,000,000, or (y) a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and SOFR Loans, absent direction by the Borrower, the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount payable by the Borrower in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iii) and Section 3.06. Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche. Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments of such Term Loan Tranche as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity), but, in any event, on a pro rata basis to the Lenders within such Term Loan Tranche.
(i)Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(ii)If the Borrower, in connection with, or resulting in, any Repricing Event, (A) makes a voluntary prepayment of any tranche of Initial Term Loans pursuant to Section 2.05(a), (B) effects an amendment with respect to any tranche of Initial Term Loans or (C) makes a prepayment of any tranche of Initial Term Loans pursuant to Section 2.05(b)(iii), in each case prior to the six-month anniversary of the Amendment No. 2 Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders, a prepayment premium in an amount equal to 1.0% of the principal amount prepaid (or, in the case of clause (B), a prepayment premium in an amount equal to 1.0% of the principal amount of affected Term Loans held by Term Lenders not consenting to such amendment).
(ii)Mandatory. (i) For any Excess Cash Flow Period, within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrower shall prepay an aggregate principal amount of the Term Loans for which the Borrower is responsible in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) the sum of (without duplication):
(1)    the aggregate amount of voluntary principal prepayments of the Loans or Indebtedness that is pari passu in right of payment and security with the Initial Term Loans, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the date immediately prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made (including prepayments at a discount to par and open market purchases, with credit given for the actual amount of the cash payment, and prepayments in connection with the lender replacement provisions (including pursuant to Section 3.08)) (except prepayments of Loans under any Revolving Tranche or other revolving Indebtedness that is pari passu in right of payment and security with the Revolving Credit Commitments that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,
(2)    the aggregate amount of voluntary principal prepayments of the Second Lien Loans or Indebtedness that is pari passu in right of payment and security with the Second Lien Loans, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the date immediately prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made (including prepayments at a discount to par and open market purchases, with credit given for the actual amount of the cash payment, and prepayments in connection with the lender replacement provisions) (except prepayments of Second Lien Loans under any revolving tranche or other revolving Indebtedness that is pari passu in right of payment and security with the Second Lien Loans that are not accompanied by a corresponding permanent commitment reduction of the revolving tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Second Lien Credit Agreement Refinancing Indebtedness or any other long-term Indebtedness,
(3)    any amount not required to be applied to such prepayment pursuant to Section 2.05(b)(viii) or (ix),
(4)    the portion of the Excess Cash Flow applied (to the extent the Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Indebtedness that is pari passu in right of payment and security with the Initial Term Loans (in each case, to the extent the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,
(5)    the amount of capital expenditures either made in cash by the Borrower or any of its Restricted Subsidiaries during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period and in each case other than to the extent that any such capital expenditures are funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,

(6)    the aggregate amount of cash consideration paid by the Borrower or any Restricted Subsidiary (on a consolidated basis) in connection with any Investments (including, without limitation, any acquisitions, acquisitions of intellectual property and any deferred payments in connection with the Acquisition) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period and in each case other than to the extent that any such cash consideration is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,
(7)    at the Borrower’s election, without duplication of amounts deducted from Excess Cash Flow pursuant to this Section 2.05(b)(i)(B)(7) in respect of prior fiscal years, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments (including, without limitation, any acquisitions, acquisitions of intellectual property and any deferred payments in connection with the Acquisition) or made pursuant to Section 7.05 or capital expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year, provided that to the extent the aggregate amount of cash actually utilized to finance such Investments and capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;
provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 4.40:1.00 or 3.90:1.00, respectively (the amount described in this clause (i), the “ECF Prepayment Amount”); provided, further that no prepayment shall be required with respect to any Excess Cash Flow Period unless the ECF Prepayment Amount exceeds the greater of $10,000,000 and 6% of Four Quarter Consolidated EBITDA and, in such case, the ECF Prepayment Amount shall be the amount in excess thereof; provided, further that, if the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis after giving effect to any Excess Cash Flow prepayment would result in the percentage in respect of the applicable Excess Cash Flow Period being reduced to 25% or 0%, then such reduced percentage applicable to the Excess Cash Flow prepayment required to be made shall apply.
(1)If any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) results in the receipt by the Borrower or any Restricted Subsidiary of aggregate Net Cash Proceeds in excess of the greater of $25,000,000 and 15% of Four Quarter Consolidated EBITDA (“Relevant Transaction”), then, except to the extent the Borrower elects in a written notice to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrower shall prepay, subject to Section 2.05(b)(viii), an aggregate principal amount of Term Loans in an amount equal to 100% (as may be adjusted pursuant to the second proviso below) of the Net Cash Proceeds received from such Relevant Transaction within 15 Business Days of receipt thereof (or within 15 Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received) by the Borrower or such Restricted Subsidiary; provided that the Borrower may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I); provided, further that only the amount of Net Cash Proceeds in excess of the greater of $25,000,000 and 15% of Four Quarter Consolidated EBITDA for any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) shall be subject to prepayment pursuant to this Section 2.05(b)(ii) and, in such case, the required prepayment shall be only the amount in excess thereof.
(2)Upon the incurrence or issuance by the Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrower shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(3)Upon the incurrence by the Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Borrower shall prepay an aggregate principal amount of Revolving Credit Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.
(4)If for any reason the sum of the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the applicable Revolving Tranche in respect thereof (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrower shall immediately prepay the Loans under the applicable Revolving Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Loans under the applicable Revolving Tranche the sum of the Total Revolving Credit Outstandings or the outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.
(5)Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Credit Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to interest on each such Term Loan Tranche on a pro rata basis that is accrued and payable at such time and thereafter to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and SOFR Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount payable by the Borrower in respect of such prepayment pursuant to Section 3.06.
(6)All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iii). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
(7)Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Non-U.S. Subsidiary (or a U.S Subsidiary of a Non-U.S. Subsidiary) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Non-U.S. Subsidiary (or a U.S. Subsidiary of a Non-U.S. Subsidiary) (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any director or officer of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary.
(8)Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i), would result in adverse tax consequences, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary.
(9)The Borrower shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after the Borrower has notified the Administrative Agent of the existence of such Payment Block.
(iii)Term Lender Opt-Out. With respect to any mandatory prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches, pursuant to Section 2.05(b)(ii) or (ii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment, other than in connection with any Refinancing Notes or any Specified Refinancing Term Loans), may elect not to accept such prepayment as provided below. The Borrower may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(ii) or (ii) at least ten Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) or (ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fifth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be applied in accordance with the First Lien/Second Lien Intercreditor Agreement and the Second Lien Facility Documentation and, to the extent required by the terms thereof, shall be applied to the repayment of Second Lien Term Facility Indebtedness under the Second Lien Credit Agreement, and any amounts not required to be applied to repay such Second Lien Term Facility Indebtedness shall be retained by the Borrower (any Net Cash Proceeds retained by the Borrower in accordance with this Section 2.05(c), shall constitute, “Retained Declined Proceeds”).
(iv)All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.

Section 2.fTermination or Reduction of Commitments.
(i)Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, (i) upon termination of the Aggregate Commitments and payment in full of all Obligations in cash and in immediately available funds (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), this Agreement shall automatically terminate and the Administrative Agent shall comply with Section 9.01(c) and Section 9.11.
(ii)Mandatory. (i) The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche, which in the case of the Initial Term Commitments shall be the Closing Date.
(1)Upon the incurrence by the Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.
(2)If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(3)The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.
(iii)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination. For the avoidance of doubt, to the extent that any portion of the Revolving Credit Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this Section 2.06 (other than any prepayments of revolving Loans made pursuant to Section 2.06(b)(ii)) shall be allocated ratably among the Revolving Tranches.

Section 2.gRepayment of Loans.
(i)Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders the aggregate principal amount of the Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made as of the Closing Date)):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date for the Initial Term Loans starting with the fiscal quarter ending on June 30, 2019	0.25% of the aggregate initial principal amount of the Initial Term Loans on the Closing Date (it being understood that, upon the consummation of the transactions contemplated by Amendment No. 2, the Borrower shall have prepaid all remaining quarterly amortization payments in respect of the Initial Term Loans incurred on the Closing Date)
Maturity Date for the Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Term Loans provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the next preceding Business Day, and (ii) the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.
For the avoidance of doubt, in respect of the 2021-1 Incremental First Lien Term Loans, there will not be scheduled principal payments prior to the Maturity Date with respect to the Initial Term Loans, and on the Maturity Date with respect to the Initial Term Loans, the Borrowers shall repay, in respect of the 2021-1 Incremental First Lien Term Loans, the unpaid aggregate principal amount of the 2021-1 Incremental First Lien Term Loans then outstanding. In the event that any other New Term Loans are made, the Borrowers shall repay such other New Term Loans on the dates and in the amounts specified in the related documentation with respect thereto.
(ii)Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of their Revolving Credit Loans of such Tranche outstanding on such date.
(iii)All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.hInterest.
(i)Subject to the provisions of the following sentence, Amendment No. 1, Amendment No. 2 and Amendment No. 3, (i) each SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate for SOFR Loans under such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility. During the continuance of an Event of Default under Section 8.01(a), (f) or (g), the Borrower shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration), at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(ii)Accrued interest on each Loan shall be due and payable in arrears by the Borrower on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(iii)Interest on each Loan shall be payable in the currency in which each Loan was made.
(iv)All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.
(v)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.iFees. In addition to certain fees described in Sections 2.03(h) and (i):
(i)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the last Business Day of the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for the Revolving Credit Facility. For the avoidance of doubt, the commitment fee payable hereunder shall accrue and be payable in Dollars.
(ii)Other Fees. The Borrower shall pay to the Lenders, the Arrangers, the Administrative Agent and the Collateral Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 1.jComputation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(i)All computations of interest for Base Rate Loans based on clause (b) in the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.
(ii)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated First Lien Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest and/or fees for any period, the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause shall not limit the rights of the Administrative Agent, any Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d)(iii), Section 2.03(h) or (i), Section 2.08(b) or under Article VIII. Except in any case where a demand is excused as provided above, any additional interest and fees under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest and fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.
Section 1.kEvidence of Indebtedness.
(i)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Treasury Regulations Section 5f.103-1(c) and Proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which execution and delivery the Administrative Agent shall record in the Register, which, to the extent consistent with the records in the Register, shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(ii)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 1.lPayments Generally; Administrative Agent’s Clawback.
(i)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein , all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(ii)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.
(1)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(iii)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(iv)Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.
(v)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(vi)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
(vii)Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the applicable Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations of the applicable Loan Parties, then owing to such Lender.
Section 1.mSharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any Extension described in Section 10.01, or (E) any applicable circumstances contemplated by Section 2.05(b), 2.14, 2.17 or 3.08.

Section 1.nIncremental Facilities.
(i)The Borrower may, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent and the Person appointed by the Borrower to arrange an incremental Facility (such Person (who may be (i) the Administrative Agent, if it so agrees or (ii) any other Person appointed by the Borrower after consultation with the Administrative Agent), the “Incremental Arranger”) specifying the proposed amount thereof and the proposed currency denomination thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (each, a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities to the Facilities, in each case, in such currency or currencies as the Borrower identifies in such notice (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”) and (iv) the addition of one or more new term loan facilities, in each case, in such currency or currencies as the Borrower identifies in such notice (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Commitments and the Term Commitment Increase, the “New Loan Commitments”) in an amount not to exceed the sum of (x) the greater of (A) $130,000,000 and (B) 75% of Four Quarter Consolidated EBITDA, minus the amount incurred prior to the date of incurrence thereof under the Second Lien Cash-Capped Incremental Amount (and not reclassified in accordance with the provisions of the Second Lien Credit Agreement) (the “Cash-Capped Incremental Facility”), (y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Leverage Requirement is satisfied and (z) an amount equal to (i)(A) all voluntary prepayments of pari passu Term Loans (including, for the avoidance of doubt, any New Term Loans that are pari passu in right of payment and security with the Initial Term Loans) made pursuant to Section 2.05(a) and (B) all repurchases and/or cancellations of pari passu Term Loans (including, for the avoidance of doubt, any New Term Loans) made pursuant to the terms hereof (in an amount equal to the face amount of the principal amount repurchased and/or cancelled) and (ii) voluntary prepayments of Revolving Credit Loans (including, for the avoidance of doubt, any New Revolving Loans) made pursuant to Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including the Revolving Credit Facility)) (the “Prepayment-Based Incremental Facility”) (such sum, at any such time and subject to Section 1.02(i), the “Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $5,000,000 or, in the case of any New Loan Commitments denominated in a foreign currency, the equivalent principal amount thereof then outstanding in such foreign currency, converted to Dollars in accordance with Section 1.08, and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and Incremental Equivalent Debt incurred pursuant to Section 2.15:
(A) At the Borrower’s option, the Borrower shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent compliant therewith), prior to utilization of the Prepayment-Based Incremental Facility and the Cash-Capped Incremental Facility, and the Borrower shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash-Capped Incremental Facility,
(B) New Loan Commitments pursuant to this Section 2.14 and Incremental Equivalent Debt pursuant to Section 2.15 may be incurred under the Ratio-Based Incremental Facility (to the extent compliant therewith), the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, at the Borrower’s option, first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility or any amounts substantially concurrently incurred under Section 7.01 (other than any Ratio Debt or Ratio Acquisitions Debt incurred pursuant to Section 7.01) and then calculating the incurrence under the Prepayment Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility,

(C) all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically cease to be deemed incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility and shall instead be deemed incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrower would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility and/or the Prepayment-Based Incremental Facility, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness), and
(D) solely for the purpose of calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio to determine the availability under the Ratio-Based Incremental Facility at the time of incurrence, any cash proceeds incurred pursuant to this Section 2.14 and/or Incremental Equivalent Debt being incurred at such test date in calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio shall be excluded for purposes of calculating Adjusted Cash or Cash Equivalents.
The Borrower may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as the Borrower may deem appropriate.
(ii)For the avoidance of doubt, the Borrower will not be obligated to approach any Lender to participate in any New Loan Commitments. Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrower may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase or New Revolving Facility, with the consent of the Administrative Agent and each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned) to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective; provided that, with respect to any New Loan Commitments, the Borrower must provide to the Administrative Agent the documentation providing for such New Loan Commitments.
(iii)If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Loan Facility or New Revolving Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, New Term Facility or New Revolving Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase, New Term Facility or New Revolving Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility or New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Term Facility or New Revolving Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation relating to such New Term Facility or New Revolving Facility. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(iv)With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility or New Revolving Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist immediately after giving effect to such increase); (ii) (A) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the Revolving Credit Facility, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply, (B) in the case of any New Revolving Facility, (1) the final maturity shall be no earlier than the Maturity Date applicable to the Revolving Credit Facility and (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required, (C) in the case of any increase of a Term Loan Tranche, the final maturity of the Term Loans, New Term Loans, Specified Refinancing Term Loans or Extended Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of, any other outstanding Term Loans, New Term Loans, Specified Refinancing Term Loans or Extended Term Loans, as applicable; provided, that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and (D) in the case of any New Term Facility, other than in the case of Extendable Bridge Loans/Interim Debt, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of any existing Term Loan Tranche; (iii) except with respect to the All-in Yield and as set forth in subclause (D) above with respect to final maturity and Weighted Average Life to Maturity, any such New Term Facility or New Revolving Facility shall have terms reasonably satisfactory to the Incremental Arranger; and (iv) to the extent reasonably requested by the Incremental Arranger and expressly set forth in the documentation relating to such New Term Facility or New Revolving Facility, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates, reaffirmation agreements and/or subsequent ranking agreements or amendment agreements to, confirmations of and/or lower ranking Collateral Documents, as applicable, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to Holdings, the Borrower and each material Subsidiary Guarantor (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be solely those agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower. Notwithstanding the foregoing, (x) to the extent any terms of any Term Commitment Increase, Revolving Credit Commitment Increase, New Term Facility or New Revolving Facility are more favorable to the existing Lenders than comparable terms existing in the Loan Documents, such terms (if favorable to the existing Lenders) may be, in consultation with the Incremental Arranger, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements (including, for the avoidance of doubt, at the option of the Borrower, the Borrower may, but shall not be required to, increase the Applicable Rate or amortization payments relating to any existing Term Facility to bring such Applicable Rate in line with the relevant Term Commitment Increase or New Term Facility to achieve fungibility with such existing Term Facility), (y) the terms of any New Revolving Facility shall be substantially identical to the Revolving Credit Facility, except for (i) terms that are applicable only after the then Latest Maturity Date of the Revolving Credit Facility or (ii) such terms as may be included subject solely as to administrative matters and subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld, delayed or conditioned) and (z) the terms of any New Term Facility or New Revolving Facility may be incorporated if otherwise reasonably satisfactory to the Borrower, the Incremental Arranger and the Administrative Agent. To the extent the Borrower establishes a New Revolving Facility, then the Administrative Agent and the Borrower shall be permitted to amend this Agreement to require borrowings and repayments on a pro rata basis among Revolving Tranches (except for (A) payments of interest and fees at different rates on the Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of any Revolving Loan, and (C) repayments made in connection with a permanent repayment and termination of the Revolving Loans or Revolving Credit Commitments of Revolving Loans after the effective date of such New Revolving Facility).

(v)On the Increase Effective Date with respect to an increase to an existing Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the Pro Rata Share of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.
(vi)(i) Any New Revolving Facility or New Term Facility shall rank pari passu in right of payment with the other Facilities, not be Guaranteed by any Person that is not a Loan Party and be unsecured or secured either on a first lien “equal and ratable” basis with the other Facilities, on a “junior” basis with the applicable Facilities (and on a pari passu or junior basis to the Second Lien Facility (or any replacement thereof)), in each case over the same (or less) Collateral that secures the Facilities, as applicable (and in each case, such New Revolving Facility or New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the Incremental Arranger and, if such Incremental Arranger is not the Administrative Agent, the Administrative Agent (provided that, if such New Revolving Facility or New Term Facility is secured on a junior basis to the Facilities and on a pari passu basis with the Second Lien Facility, the First Lien/Second Lien Intercreditor Agreement shall be deemed satisfactory), (ii) the New Term Facility or New Revolving Facility, as applicable, shall, for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Term Facility or Revolving Credit Facility, as the case may be, unless the Borrower otherwise elects (but in any event no more favorably than the existing Term Loans or Revolving Credit Loans, as applicable), (iii) any New Term Facility that is secured on a pari passu basis with the Term Facility shall share ratably (or on a lesser basis) with respect to any mandatory prepayments of the Term Facility (other than mandatory prepayments resulting from a refinancing of any Facility, which may be applied exclusively to the Facility being refinanced) and (iv) with respect to any New Term Facility denominated in Dollars, in the form of term loans that is pari passu in right of payment with the Term Facility, secured on a pari passu basis with the Term Facility, the All-in Yield payable by the Borrower applicable to such New Term Facility shall be determined by the Borrower and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrower for the Initial Term Loans unless the All-in Yield with respect to the Initial Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility and the corresponding applicable All-in Yield on the Initial Term Loans is equal to 50 basis points; provided that this clause (iv) shall not apply to any New Term Facility that has a final maturity later than two years after the Latest Maturity Date of the then outstanding Term Loans (this clause (iv), the “MFN Provision”).
(vii)If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.
(viii)To the extent any New Revolving Facility or New Term Facility shall be denominated in a foreign currency, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such foreign currency, in each case as are reasonably satisfactory to the Administrative Agent.

Section 1.oIncremental Equivalent Debt.
(i)Any Loan Party may from time to time after the Closing Date issue one or more series of senior secured, senior unsecured, senior subordinated, subordinated notes, loans or Extendable Bridge Loans/Interim Debt (which notes, loans and/or Extendable Bridge Loans/Interim Debt, if secured, are secured by the Collateral on a first lien “equal and ratable” basis with the Liens on the Collateral securing the Obligations or secured on a “junior” basis with the Liens on the Collateral securing the Obligations) and guaranteed only by Loan Parties or entities who become Loan Parties (such notes, loans and/or Extendable Bridge Loans/Interim Debt, collectively, “Incremental Equivalent Debt”) in an amount not to exceed the Incremental Amount (at the time of incurrence, subject to Section 1.02(i)); provided that (i) no Event of Default would exist after giving Pro Forma Effect to any such request, subject to Section 1.02(i), and (ii) any such incurrence of Incremental Equivalent Debt shall be in a minimum amount of the lesser of (x) $5,000,000 and (y) the entire amount that may be requested under this Section 2.15; provided, further, that any New Loan Commitments established pursuant to Section 2.14 and Incremental Equivalent Debt issued pursuant to this Section 2.15, (A) at the Borrower’s option, will count, first, to reduce the amount available under the Ratio-Based Incremental Facilities (to the extent compliant therewith), second, to reduce the amount available under the Prepayment-Based Incremental Facilities and, third, to reduce the maximum amount under the Cash-Capped Incremental Facilities, (B) Incremental Equivalent Debt pursuant to this Section 2.15 may be incurred under the Ratio-Based Incremental Facilities, the Cash-Capped Incremental Facilities and the Prepayment-Based Incremental Facilities, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions, at the Borrower’s option, by first calculating the incurrence under the Ratio-Based Incremental Facilities (without inclusion of any amounts substantially concurrently utilized pursuant to the Cash-Capped Incremental Facility, the Prepayment-Based Incremental Facility or any amounts substantially concurrently incurred under Section 7.01 (other than any Ratio Debt or Ratio Acquisitions Debt incurred pursuant to Section 7.01) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or any amounts substantially concurrently incurred under Section 7.01 (other than any Ratio Debt or Ratio Acquisitions Debt incurred pursuant to Section 7.01) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) all or any portion of Incremental Equivalent Debt originally designated as incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility shall automatically cease to be deemed incurred under the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility and shall instead be deemed incurred under the Ratio-Based Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of such Incremental Equivalent Debt under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Incremental Equivalent Debt). The Borrower may appoint any Person as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).

(ii)As a condition precedent to the incurrence of any Incremental Equivalent Debt pursuant to this Section 2.15, (i) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Loan Party or that does not become a Loan Party and shall not be secured by a lien on any assets of a Loan Party that is not part of the Collateral, (ii) be unsecured or secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis with the other Facilities (and on a pari passu or junior basis to the Second Lien Facility (or any replacement thereof)), in each case over the same (or less) Collateral that secures the Facilities, as applicable (and in each case, such Incremental Equivalent Debt shall be subject to intercreditor arrangements that are reasonably satisfactory to the Incremental Arranger and, if such Incremental Arranger is not the Administrative Agent, the Administrative Agent (provided that, if the Incremental Equivalent Debt is secured on a junior basis to the Facilities and on a pari passu basis with the Second Lien Facility, the First Lien/Second Lien Intercreditor Agreement shall be deemed satisfactory), (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the then Latest Maturity Date, provided, that Extendable Bridge Loans/Interim Debt and customary escrow arrangements may have a maturity date earlier than the Latest Maturity Date, (iv) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall not (A) be shorter than that of any then-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, event of loss or similar event or change of control provisions and customary acceleration rights after an event of default, (y) special mandatory redemptions in connection with customary escrow arrangements or (z) so-called “AHYDO” payments); provided, that, with respect to Extendable Bridge Loans/Interim Debt, the Weighted Average Life to Maturity thereof may be shorter than that of any existing Term Loan Tranche, (v) such Incremental Equivalent Debt (other than any Extendable Bridge Loans/Interim Debt) shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata (or greater than pro rata) to the Term Loans and other Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations), (vi) with respect to any Incremental Equivalent Debt consisting of term loans that are pari passu in right of payment with the Term Facility, secured on a pari passu basis with the Initial Term Loans, denominated in Dollars, the MFN Provision shall be applicable thereto as though such loans were a New Term Facility and (vii) the covenants, events of default, guarantees, collateral and other terms of such Incremental Equivalent Debt are customary for similar debt securities or loans in light of then-prevailing market conditions at the time of incurrence (as determined by the Borrower in good faith) (it being understood that (A) no Incremental Equivalent Debt in the form of term loans or notes shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included and (B) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based; provided, that any such negative covenants applicable to Extendable Bridge Loans/Interim Debt may be maintenance covenants) (provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Incremental Equivalent Debt Arranger in good faith at least three Business Days (or such shorter period as may be agreed by the Incremental Equivalent Debt Arranger) prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Incremental Equivalent Debt Arranger provides notice to the Borrower of its objection during such three Business Day period (including a reasonable description of the basis upon which it objects)). Subject to the foregoing, the conditions precedent to each such incurrence shall be agreed to by the creditors providing such Incremental Equivalent Debt and the Borrower.
(iii)The Lenders hereby authorize the Incremental Equivalent Debt Arranger (and the Lenders hereby authorize the Incremental Equivalent Debt Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to secure any Incremental Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Incremental Equivalent Debt Arranger and the Borrower in connection with the incurrence of such Incremental Equivalent Debt, in each case on terms consistent with this Section 2.15. If the Incremental Equivalent Debt Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Equivalent Debt Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 1.pCash Collateral.
(i)Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(ii)All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by any of them). The Borrower, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.03, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(iv)Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Section 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 1.qDefaulting Lenders.
(i)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(1)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(2)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Section 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(3)That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(4)During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each Non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that the aggregate obligation of each Non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Default Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(ii)If the Borrower, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 1.rSpecified Refinancing Debt.
(i)The Borrower may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrower, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower, to refinance (including by extending the maturity) (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement, (ii) all or any portion of any Revolving Tranches then in effect under this Agreement or (iii) all or any portion of any Revolving Credit Commitment Increase, Term Commitment Increase, New Term Facility or New Revolving Facility incurred under Section 2.14, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties or entities who shall have become Loan Parties (it being understood that the roles of such obligors as Borrower or guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens on the Collateral securing the applicable Obligations or on a “junior” basis to the Liens on the Collateral securing the applicable Obligations (and on a pari passu or junior basis to the Second Lien Facility (or any replacement thereof)) (pursuant to intercreditor arrangements reasonably satisfactory to the Specified Refinancing Agent and, if the Specified Refinancing Agent is not the Administrative Agent, the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced; provided, that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; (vi) any Specified Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Specified Refinancing Term Loans); (vii) each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Tranches; (viii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are customary for similar credit facilities in light of then-prevailing market conditions at the time of incurrence or issuance (as determined by Borrower in good faith) (it being understood that no Specified Refinancing Debt in the form of term loans shall include any financial maintenance covenants) (provided that, at Borrower’s option, delivery of a certificate of a Responsible Officer of Borrower to the Specified Refinancing Agent in good faith at least five (5) Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent) prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of its objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (or less than the pro rata prepayment of outstanding Loans made by any Term Lenders or the Revolving Credit Lenders, as applicable, that will be lenders of the Specified Refinancing Debt, as approved by such Term Lenders or the

Revolving Credit Lenders, as applicable; provided that in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are, in consultation with the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments, the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent. For the avoidance of doubt, any allocations of Specified Refinancing Debt shall be made at the Borrower’s sole discretion, and the Borrower will not be obligated to allocate any Specified Refinancing Debt to any Lender.
(ii)The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.
(iii)Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.
(iv)The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 1.sExtension of Term Loans and Revolving Credit Commitments.
(i)The Borrower may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Credit Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.19; provided that (i) any such request shall be made by the Borrower to certain Lenders specified by the Borrower with Term Loans or Revolving Credit Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or on the aggregate Revolving Credit Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (in such capacity, the “Extended Loans Agent”) (who shall provide a copy of such notice to each of the requested Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches shall be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) in the case of an Extended Term Tranche, so long as the Weighted Average Life to Maturity of such Extended Tranche would be no shorter than the remaining Weighted Average Life to Maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions applicable to Initial Term Loans or Revolving Credit Commitments, as applicable, set forth in Section 10.07. No requested Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). On the Extension Date applicable to any applicable Revolving Tranche under the Revolving Credit Facility, the Borrower shall prepay the Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such Extension Date applicable to the relevant Revolving Tranche (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, applicable to the non-extending Revolving Credit Lenders under such Revolving Tranche in accordance with any revised Pro Rata Share of a Revolving Credit Lender in respect of the extended Revolving Credit Facility arising from any non ratable Extension to the Revolving Credit Commitments under this Section 2.19.
(ii)The Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Extended Loans Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Extended Loans Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.19 (each, an “Extension”), the Borrower and Extended Loans Agent shall agree to such procedures regarding timing, rounding, lender revocation and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, in each case acting reasonably to accomplish the purposes of this Section 2.19. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Extended Loans Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranche or Existing Term Tranches are requested to respond to the Extension Request.

(iii)Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.19(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.19(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.19(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Extended Loans Agent, and the Extending Lenders. Subject to the requirements of this Section 2.19 and without limiting the generality or applicability of Section 10.01 to any Section 2.19 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.19 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.19 Additional Amendments do not become effective prior to the time that such Section 2.19 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.19 Additional Amendments to become effective in accordance with Section 10.01; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the applicable Existing Tranches or be guaranteed by any Person other than the Guarantors that guarantee the applicable Existing Tranches and (ii) so long as any Existing Term Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata or otherwise more favorable basis. Notwithstanding anything to the contrary in Section 10.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower and the Extended Loans Agent, to effect the provisions of this Section 2.19; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.19 Additional Amendment. The Lenders hereby authorize the Extended Loans Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish any Extended Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Extended Loans Agent and the Borrower in connection with the establishment of such Extended Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.19.
(iv)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).
(v)If, in connection with any proposed Extension Amendment, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Extended Loans Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Extended Loans Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.19, if the Non-Extending Lender does not execute and deliver to the Extended Loans Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.

(vi)Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Extended Loans Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extending Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.
(vii)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a) and (b) and 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.
Section 1.tPermitted Debt Exchanges.
(i)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”) with any Lender (other than any Lender that, if requested by Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and Refinancing Expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Exchange Agent and (vi) any applicable Minimum Tender Condition (as defined below) shall be satisfied.

(ii)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.20, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $5,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable classes be tendered.
(iii)In connection with each Permitted Debt Exchange, the Borrower and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.20 and without conflict with Section 2.20(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Exchange Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(iv)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws and regulations in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws and regulations in connection with any Permitted Debt Exchange (other than the Borrower’s reliance on any certificate delivered pursuant to Section 2.20(a) above for which the such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended, and/or other applicable securities laws and regulations.
(v)If the Exchange Agent is not the Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.20, any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.
Section 1.uAdditional Currencies.
(i)The Borrower may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than Dollars; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(ii)Any such request shall be made to the Administrative Agent not later than 11:00 a.m. ten (10) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant L/C Issuer. Each such Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in the requested currency.
Any failure by any Revolving Credit Lender or any L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders that would be obligated to make Revolving Credit Loans denominated in such requested currency consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrower; and if the Administrative Agent and the relevant L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 2.21, the Administrative Agent shall promptly so notify the Borrower.
Section 1.vJoint and Several Liability. Each of the Borrower and Co-Borrower agrees that, prior to the occurrence of a Borrower Substitution Event, it is jointly and severally liable for the obligations of the Borrower or Co-Borrower, as applicable, hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses.
ARTICLE 2.
Taxes, Increased Costs Protection and Illegality
Section 2.aTaxes.
(i)Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.
(ii)In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(iii)Without duplication of amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The relevant Recipient shall notify the Borrower of the imposition of any Indemnified Tax reasonably promptly after becoming aware of the imposition of such Tax. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(iv)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(v)Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(vi)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(vii)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) or Section 3.05 with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01 or Section 3.05, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c) and Section 3.05. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower under this Section 3.01(g).
(viii)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(h)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(1)Without limiting the generality of the foregoing:
(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) copies of executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(2)any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(b)copies of executed IRS Form W-8ECI (or any successor form);
(c)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or
(d)to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(3)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(4)each Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (i) comply with their obligations under FATCA and (ii) determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(5)the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) copies of executed either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.
Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(h).
(ix)[Reserved.]
(x)The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(xi)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer, and the term “applicable law” includes FATCA.
Section 2.b[Reserved].
Section 2.cIllegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent (an “Illegality Notice”), (i) any obligation of such Lender to make or continue SOFR Loans and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate) either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or promptly after such demand, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 2.dInability to Determine Rates. Subject to Section 3.09, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)     the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)     the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.06. Subject to Section 3.09, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(1)
Section 2.eIncreased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.
(i)If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(ii)If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(iii)The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including SOFR, Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.
(iv)For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
Section 2.fFunding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the

Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(i)any continuation, conversion, payment or prepayment of any SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any SOFR Loan on the date or in the amount notified by the Borrower; or
(iii)any mandatory assignment of such Lender’s SOFR Loans pursuant to Section 3.08 on a day other than the last day of the Interest Period for such Loans, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
Section 2.gMatters Applicable to All Requests for Compensation.
(a)A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.05.
(c)If any Lender requests compensation by the Borrower under Section 3.05, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another SOFR Loans, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(d)If the obligation of any Lender to make or continue from one Interest Period to another any SOFR Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 3.07(c) hereof, such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.
(e)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
(f)A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.
Section 2.hReplacement of Lenders under Certain Circumstances.
(i)If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on three Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to the Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents, (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future and (iii) the Borrower shall have the right to terminate the Revolving Credit Commitments of any Defaulting Lender on a non-pro rata basis. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (for return to the Borrower). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.06.
(ii)Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(iii)In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders or Majority Lenders of the applicable class, as applicable, have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that (x) rejects (or is deemed to reject) an Extension under Section 2.19, which Extension has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such Extension and (y) does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18. For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans or its Initial Term Loans are prepaid by the Borrower, pursuant to Section 3.08(a) on or prior to the date that is six months after the Amendment No. 2 Effective Date in connection with any such waiver, amendment or modification constituting a Repricing Event, the Borrower shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans so assigned or prepaid.
(iv)Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.
Section 2.iBenchmark Replacement Setting.
(a)    Benchmark Replacement.
    (i)     Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
    (ii)     No Swap Contracts shall be deemed to be a “Loan Document” for purposes of this Section 3.09).
(b)     Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.09(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09.
(d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)     Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
ARTICLE 3.
Conditions Precedent to Credit Extensions
Section 2.aConditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
(i)The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and its Subsidiaries, giving effect to the Transactions):
(1)executed counterparts of (A) this Agreement from Holdings, the Borrower, the Administrative Agent, L/C Issuers and the initial Lenders, (B) the Holdings Guaranty from Holdings and the Administrative Agent, (C) the Subsidiary Guaranty from each Loan Party (other than Holdings) and the Administrative Agent, (D) the Intercompany Subordination Agreement and (E) the Perfection Certificate;
(2)the Security Agreement, duly executed by Holdings, the Borrower and each Subsidiary Guarantor, together with (subject to Schedule 6.16):

(a)certificates, if any, representing the Pledged Interests in the Borrower and, to the extent received by Holdings after Holdings’ use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, each wholly owned Subsidiary other than Immaterial Subsidiaries, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent,
(b)copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of each Loan Party created under the Security Agreement, covering the Collateral described in the Security Agreement, and
(c)evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);
(3)an Intellectual Property Security Agreement, duly executed by the Collateral Agent and each Loan Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement;
(4)a Note executed by the Borrower in favor of each Lender requesting a Note reasonably in advance of the Closing Date;
(5)a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension;
(6)a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of Holdings (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit G;
(7)such documents and certifications (including Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other Loan Documents and (B) that Holdings, the Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;
(8)an opinion of Latham & Watkins LLP, special New York counsel to Holdings, the Borrower and the Subsidiary Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent; and
(9)a certificate of a Responsible Officer of the Borrower certifying that the condition set forth in Section 4.01(d)(i)(A), 4.01(e), 4.01(f) and 4.01(g) have been satisfied.
(ii)Holdings, the Borrower and the other Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten business days prior to the Closing Date by the Arrangers as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and a Beneficial Ownership Certification, in each case at least three business days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(iii)The Second Lien Facility Documentation required by the terms of the Second Lien Credit Agreement and the First Lien/Second Lien Intercreditor Agreement shall have been duly executed and delivered by each Loan Party thereto to the Second Lien Administrative Agent and shall be in full force and effect, and substantially contemporaneously with the funding of the Facilities, the Second Lien Facility shall be funded.
(iv) (i) (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects; and (B) the Refinancing shall have been, or shall concurrently with the initial funding of the Facilities be, consummated.
(1)All fees required to be paid on the Closing Date pursuant to this Agreement, the Engagement Letter, the Agency Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement, the Engagement Letter and the Agency Fee Letter, to the extent invoiced at least three Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Facilities).
(v)Since December 31, 2018, there shall not have occurred any Material Adverse Effect.
(vi)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom on the Closing Date.
(vii)The Acquisition shall have been consummated or, substantially concurrently with the initial borrowing under this Agreement, shall be consummated, in whole or in part, with the proceeds of the Preferred Equity, the Term Loans and the Second Lien Loans.
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.
Section 2.bConditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date, other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to the following conditions precedent:
(i)Subject in the case of any Borrowing in connection with a New Loan Commitment or Incremental Equivalent Debt to the provisions in Section 1.02(i), the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such proposed Credit Extension.
(ii)Subject in the case of any Borrowing in connection with a New Loan Commitment or Incremental Equivalent Debt to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(iii)The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE 4.
Representations and Warranties
Each of Holdings (with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.08, 5.12, 5.13, 5.14, 5.18, 5.19 and 5.20) and the Borrower represents and warrants, in each case after giving effect to the Transactions, to the Administrative Agent, the Collateral Agent and the Lenders, on the Closing Date and on each other date thereafter on which a Credit Extension is made, that:
Section 2.aExistence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (b)(ii) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.bAuthorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except in each case to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.cGovernmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.dBinding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
Section 2.eFinancial Statements; No Material Adverse Effect.
(i)The audited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the consolidated financial condition of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(ii)The unaudited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.
(iii)Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(iv)The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.
Section 2.fLitigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.
Section 2.gUse of Proceeds. The Borrower (a) will only use the proceeds of the Initial Term Loans to finance the Transactions and pay Transaction Costs (including paying any fees, commissions and expenses associated therewith); and (b) will only use (1) the proceeds of the Revolving Credit Loans made on the Closing Date in an aggregate amount of up to $5,000,000, to (A) finance certain upfront fees or original issue discount required to be funded on the Closing Date with respect to the Facilities, and (B) to finance the working capital needs of the Borrower and the Restricted Subsidiaries, for general corporate purposes of the Borrower and the Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder), and (2) the Letters of Credit issued on the Closing Date in replacement of, or as a backstop for, letters of credit of the Borrower or the Subsidiaries outstanding on the Closing Date; and (c) will use the Letters of Credit issued and the proceeds of all other Borrowings made after the Closing Date to finance the working capital needs of the Borrower and the Restricted Subsidiaries, for general corporate purposes of the Borrower and the Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder). The Borrower will use the proceeds of the 2021-1 Incremental First Lien Term Loans only (a) to pay a portion of the consideration for the acquisition of substantially all the assets, and certain specified liabilities, of AffectLayer, Inc. (d/b/a Chorus.ai), (b) repay certain indebtedness of the Borrowers and (c) to pay fees and expenses incurred in connection with the foregoing and the incurrence of the 2021-1 Incremental First Lien Term Loans.
Section 2.hOwnership of Property; Liens.
(i)Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.
(ii)Set forth on Schedule 5.08 hereto is a complete and accurate list, in all material respects, of each parcel of real property (other than (i) a parcel with a Fair Market Value of less than $7,500,000 or (ii) a parcel constituting Excluded Property) owned in fee by any Loan Party as of the Closing Date and located in the United States, showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner.
Section 2.iEnvironmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)the Borrower and the Restricted Subsidiaries and their respective operations and properties, are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrower or the Restricted Subsidiaries are subject to any Environmental Liability.
(b)(i) None of the properties currently or formerly owned or operated by the Borrower or any Restricted Subsidiary is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been Released and there exists no threat of Release of Hazardous Materials on any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries, except for such Releases or threats of Releases that were in compliance with, or would not reasonably be expected to give rise to liability of the Borrower or any Restricted Subsidiary under any Environmental Law.
(c)None of the Borrower or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.
(d)All Hazardous Materials Released, generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to the Borrower or any of the Restricted Subsidiaries.
(e)None of the Borrower or any of the Restricted Subsidiaries has received notice of or is subject to any claim, action, proceeding or suit with respect to any actual or alleged Environmental Liability.
Section 1.jTaxes. The Borrower and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in their capacity as withholding agents) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 1.kEmployee Benefits Plans.
(i)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(ii)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.
(iii)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

(iv)(i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(v)(i) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate accumulated benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 1.lSubsidiaries; Capital Stock. As of the Closing Date, after giving effect to the Transactions, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.
Section 1.mMargin Regulations; Investment Company Act.
(i)None of the Loan Parties is engaged, and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB. No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; provided that this sentence shall not be included in any representation or warranty in connection with the establishment of any New Loan Commitments or the incurrence of New Term Loans unless otherwise agreed by the Borrower and the applicable lenders under any such facility.
(ii)None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 1.nDisclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material. As of the Closing Date, in relation to the Initial Term Loans incurred by the Borrower on such date, the information included in the Beneficial Ownership Certification, if applicable, is, to the knowledge of the Borrower, true and correct in all respects.

Section 1.oCompliance with Laws. The Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 1.pIntellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material registrations or applications for registration in the United States Patent and Trademark Office or the United States Copyright Office patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrower and Subsidiary Guarantors as of the Closing Date. To the knowledge of the Borrower, the conduct of the business of the Borrower or Subsidiary Guarantors as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 1.qSolvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 1.rPerfection, Etc. Subject to the Legal Reservations, any Perfection Requirements and Section 5.03, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof and execution of any Perfection Requirements, be effective to create (to the extent described therein and subject to other perfection requirements specifically set out in the Collateral Documents) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in the appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and other applicable Perfection Requirements are completed and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document) the Liens created by the Collateral Documents shall constitute fully perfected Liens and, solely with respect to Equity Interests (other than with respect to Equity Interests of any Person that is an “Excluded Subsidiary”), fully perfected first priority Liens, in each case, so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.
Section 1.sSanctions; OFAC.
(i)Sanctions Laws and Regulations. Each of Holdings, the Borrower and each of their respective Subsidiaries is (i) in compliance with applicable Sanctions Laws and Regulations and (ii) in compliance, in all material respects, with applicable anti-money laundering laws and regulations. No Borrowing or Letter of Credit, or use of proceeds therefrom, will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(ii)OFAC. None of (I) Holdings, the Borrower or any other Loan Party or (II) the Restricted Subsidiaries that are not Loan Parties or, to the knowledge of Holdings or the Borrower, any director, manager, officer, agent or employee of Holdings or the Borrower or any of their respective Restricted Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order, (iii) is a person identified on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or otherwise targeted by limitations or prohibitions under any other OFAC regulation or executive order or (iv) is otherwise the subject or target of any Sanctions Laws and Regulations. The Borrower will not directly or indirectly use the proceeds of the Loans, or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person, or in any country or territory, that is the subject or target of any Sanctions Laws and Regulations in violation of Sanctions Laws and Regulations.
Section 1.tAnti-Corruption Laws. No part of the proceeds of any Loan will be used for any improper payments, directly or, to the Borrower’s knowledge, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, as amended and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries (collectively, the “Anti-Corruption Laws”). The Borrower has implemented and maintains in effect policies and procedures designed to reasonably ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, their respective employees and agents are in compliance in all material respects with Anti-Corruption Laws.
ARTICLE 5.
Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (A) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to and (B) with respect to Section 6.14, Holdings shall:
Section 2.aFinancial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)within 120 days after the end of each fiscal year of Holdings (or 150 days with respect to the fiscal year ended December 31, 2018), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year (which, with respect to the fiscal year ended December 31, 2018, will not include the Company and its Subsidiaries), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case, starting with the fiscal year ending December 31, 2020, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Facilities, the Second Lien Facility or other Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), together with a customary management’s discussion and analysis of financial information in a form consistent with that provided to Sponsors;

(b)within 45 days (or 60 days with respect to each of the first two fiscal quarters for which quarterly financial statements are required to be delivered pursuant to this Section 6.01(b)) after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the first fiscal quarter ending after the Closing Date), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, starting with the fiscal quarter ending March 31, 2020, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information in a form consistent with that provided to Sponsors;
(c)within 120 days after the beginning of each fiscal year, commencing with the fiscal year beginning January 1, 2020, to be distributed only to each Lender that has selected the “Private Side Information” or similar designation, reasonably detailed segment-level forecasts along with written assumptions prepared by management of Holdings (including projected consolidated balance sheets, income statements, Consolidated EBITDA and cash flow statements of Holdings and its Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof; provided that delivery of such forecasts pursuant to this Section 6.01(c) shall only be required hereunder prior to an initial public offering of the Capital Stock of the Borrower, Holdings or any Parent Holding Company; and
(d)concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, (A) the obligations in clauses (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrower, the applicable financial statements or, as applicable, forecasts of (I) any successor of the Borrower or Holdings, (II) any Wholly Owned Restricted Subsidiary of Holdings (including the Borrower) that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of Holdings and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (III) any Parent Holding Company; provided that to the extent such information relates to a Qualified Reporting Subsidiary or a Parent Holding Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or any Parent Holding Company, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand, (B) (i) in the event that Holdings (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC (or similar governing body in the applicable jurisdiction, in each case) or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) and (ii) in the event that Holdings (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC (or similar governing body in the applicable jurisdiction, in each case) or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), (C) any financial statements required to be delivered pursuant to Section 6.01(a) and 6.01(b) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements, and (D) following the consummation of an acquisition in the applicable period or the period thereafter, the obligations in clauses (a) and (b) of this Section 6.01 with respect to the target of such acquisition may be satisfied by, at the option of the Borrower, (A) furnishing management accounts for the target of such acquisition or (B) omitting the target of such acquisition from the required financial statements of Holdings and its Subsidiaries for the applicable period and the period thereafter.

Section 2.bCertificates; Other Information. Deliver to the Administrative Agent:
(a)no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate, if delivered with the financial statements referred to in Section 6.01(a), shall include a certification that there has been no change to the information in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification delivered pursuant to Section 4.01(e) or, if applicable, since the date of the most recent certificate delivered pursuant to this Section 6.02(a) or if there have been any such changes, a list in reasonable detail of such changes (but, in each case, only to the extent such changes would result in a change to the list of beneficial owners identified in any such certification);
(b)promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of the Second Lien Credit Agreement or any other Junior Financing in a principal amount greater than $40,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(d)promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;
(e)promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case that would reasonably be expected to have a Material Adverse Effect; and
(f)together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), a report supplementing Schedule 5.12 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate.
Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for timely accessing posted documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive information that (i) is publicly available, (ii) is not material with respect to the Borrower Parties or their securities for purposes of applicable foreign, United States federal and state securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities or (iii) constitutes information of a type that would be publicly available if the Borrower Parties were public reporting companies (as determined by the Borrower in good faith) (such information, “Public Side Information”). The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as only containing Public Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) any Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”
Section 2.cNotices. Promptly, after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default or Event of Default (it being understood that any delivery of a notice of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice);
(b)of the institution of any material litigation not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect;
(c)of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and
(d)of the occurrence of any Foreign Benefit Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 2.dPayment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) payable due to the registration, submission or filing by the Administrative Agent, the Collateral Agent or any Lender of any Loan Document where such registration, submission or filing is not or was not required to maintain or preserve the rights of the Administrative Agent, the Collateral Agent or any Lender under the Loan Documents), imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or in conformity with generally accepted accounting principles that are applicable in the Borrower’s or such Subsidiary’s respective jurisdiction of organization) are being maintained by the Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.ePreservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, the Borrower or any Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that the Borrower or such Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.
Section 2.fMaintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
Section 2.gMaintenance of Insurance. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries. Subject to Section 6.16, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by Holdings, the Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the property insurance maintained by Holdings, the Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.
Section 2.hCompliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act, Sanctions Laws and Regulations and Anti-Corruption Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 2.iBooks and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 1.jInspection Rights. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Borrower or Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided further, that when an Event of Default is continuing the Administrative Agent (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 1.kUse of Proceeds. The Borrower will use the Letters of Credit and the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20.
Section 1.lCovenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new wholly owned U.S. Subsidiaries by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a Controlled Non-U.S. Subsidiary ceasing to be an Excluded Subsidiary or a FSHCO ceasing to be an Excluded Subsidiary) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property and other than foreign intellectual property and U.S. intellectual property that is not registered with, or that is not the subject of an application for registration with, the United States Patent and Trademark Office or United States Copyright Office) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense:
(i)in connection with such formation or acquisition of a Subsidiary, within 90 days after such formation or acquisition or such longer period as the Administrative Agent may agree in its reasonable discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent and Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, and a joinder or supplement to the applicable Collateral Documents and (B) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than Unrestricted Subsidiaries) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Administrative Agent, supplements to the applicable Collateral Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,
(ii)within 90 days (or, with respect to Material Real Property, 120 days) after such formation or acquisition of any such property or any request therefor by the Administrative Agent (or such longer period, as the Administrative Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and Collateral Agent one or more Mortgages with respect to Material Real Properties only, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto, nor shall the mortgages secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Loan Party under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements or other Collateral Documents shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,

(iii)within 90 days (or, with respect to Material Real Property, 120 days) after such request, formation or acquisition, or such longer period, as the Administrative Agent may agree in its reasonable discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages with respect to Material Real Properties only, the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions and the definition of “Excluded Property”, enforceable against all third parties in accordance with their terms,
(iv)within 90 days after the request of the Administrative Agent, or such longer period as the Administrative Agent may agree in its reasonable discretion, deliver to the Administrative Agent and the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Administrative Agent and the Collateral Agent as to such matters as the Administrative Agent and/or the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to Loan Parties constituting material Subsidiary Guarantors in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)), and
(v)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent and/or the Administrative Agent in their reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements, in each case, with respect to guaranteeing and/or securing Obligations consistent with the terms hereof.
For the avoidance of doubt, nothing in this Section 6.12 or in Section 6.14 shall be deemed to require the Borrower or any Restricted Subsidiaries to grant security interests or take steps with respect to perfection thereof to the extent such steps are not required in the Collateral Documents entered into on the Closing Date (or after the Closing Date in accordance with Section 6.16).
Section 1.mCompliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (a) comply, and take commercially reasonable efforts to cause all lessees operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (b) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and (c) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of applicable Environmental Laws; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 1.nFurther Assurances.
(i)Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. Notwithstanding anything to the contrary herein, neither the Borrower nor any Loan Party shall be required to make any filings or take any other actions to perfect the Lien on and security interest in any intellectual property except for filings in the United States Patent and Trademark Office and the United States Copyright Office or by filing a UCC financing statement, or to reimburse the Administrative Agent or Collateral Agent for any costs incurred in connection with the same. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.
(ii)By the date that is 120 days after the Closing Date, as such time period may be extended in the Collateral Agent’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent:
(1)a Mortgage with respect to each Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to Permitted Liens, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto;
(2)fully paid American Land Title Association or equivalent Lender’s title insurance policies or marked up unconditional commitments or pro formas for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by Collateral Agent, with endorsements reasonably requested by Collateral Agent to the extent available in the applicable jurisdiction at commercially reasonable rates in an amount equal to the Fair Market Value of such Mortgaged Property and fixtures, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens;
(3)a current survey of such Mortgaged Property in compliance with the 2016 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys reasonably satisfactory to the Administrative Agent, provided that, notwithstanding the foregoing, a new survey will not be required if (x) an existing survey, together with an “affidavit of no change” reasonably satisfactory to the title insurance company or (y) an ExpressMap or similar type of map reasonably satisfactory to the title insurance company, in each case, to issue all survey related coverage and endorsements and delete the standard survey exception is delivered to the Collateral Agent and the title insurance company;
(4)customary legal opinions addressed to the Collateral Agent for itself and the benefit of the Secured Parties issued (x) by a local counsel located in the jurisdiction in which the Mortgaged Property is located, with respect to enforceability of such Mortgages (y) by counsel covering the due authorization, execution, and delivery of such Mortgages by the applicable Subsidiary Guarantor, in form and substance reasonably satisfactory to the Collateral Agent;
(5)with respect to each improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination;

(6)evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer, intangibles, documentary and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings (which shall only be required if the applicable Mortgage cannot serve as a fixture filing in the applicable jurisdiction) in appropriate county land office(s).
In addition, notwithstanding the foregoing, with respect to any Mortgage delivered pursuant to Section 6.12(b)-(f), the Borrower and the applicable Subsidiary Guarantors shall not be required to deliver the opinions identified in clause (iv)(y) above if the delivery of such opinions would require the Borrower and the applicable Subsidiary Guarantors to hire additional counsel (for example and for the avoidance of doubt, if the applicable Subsidiary Guarantor is not organized (i) in the same jurisdiction in which the Material Real Property to be subject to such Mortgage is located or (i) in a location on which Latham & Watkins LLP, special New York counsel to Holdings and the Borrower, is authorized to opine).
Section 1.oMaintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (i) a public corporate family rating of the Borrower and a rating of the Facilities, in each case from Moody’s, and (ii) a public corporate credit rating of the Borrower and a rating of the Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).
Section 1.pPost-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.
Section 1.qNo Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 1.rTransactions with Affiliates.
(i)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate consideration in excess of $20,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:
(1)such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower); and
(2)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, Holdings or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that the Board of Directors of the Borrower, Holdings or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.18(a)(i).
(ii)The foregoing provisions will not apply to the following:
(a)(a) transactions between or among the Loan Parties (other than Holdings) and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Borrower and Holdings; provided that Holdings or such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(b)(a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);
(c)transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.18(a)(i);
(d)payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;
(e)any agreement or arrangement as in effect as of the Closing Date (other than any Management Agreement) or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;
(f)the Management Agreements or any transaction or payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) contemplated thereby;
(g)the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Acquisition Agreement, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered into as of the Closing Date or in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;
(h)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(i)any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;
(j)the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;
(k)payments by the Borrower or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsors or (y) approved by a majority of the Board of Directors of the Borrower, Holdings or any Parent Holding Company in good faith or a majority of the disinterested members of the Board of Directors of the Borrower, Holdings or any Parent Holding Company in good faith;

(l)any contribution to the capital of the Borrower (other than Disqualified Stock) or any investments by any Sponsor or a direct or indirect parent of the Borrower in Equity Interests (other than Disqualified Stock) of the Borrower (and payment of reasonable out-of-pocket expenses incurred by such Sponsor or a direct or indirect parent of the Borrower in connection therewith);
(m)any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its Subsidiaries (other than the Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;
(n)transactions between the Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director who is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person;
(o)the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clause (13), (14)(a) or (14)(e) of the second paragraph under Section 7.05;
(p)transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);
(q)pledges of Equity Interests of Unrestricted Subsidiaries;
(r)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;
(s)(i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for the Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary or a direct or indirect parent of the Borrower;
(t)investments by Affiliates in Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Preferred Stock, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(u)the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;
(v)investments by a Sponsor or a direct or indirect parent of the Borrower in securities of the Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Sponsor or a direct or indirect parent of the Borrower in connection therewith);
(w)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(x)any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;
(y) (i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;
(z)transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.18(a)) or Section 7.03;
(aa)intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; or
(ab)direct or indirect payments made to affiliates of the Sponsors with respect to amounts owed in respect of the Preferred Equity.
Section 1.sLender Conference Calls. At the reasonable request of the Administrative Agent, after the date of delivery of the financial information required pursuant to Section 6.01(a), the Borrower will hold and participate in an annual conference call or teleconference at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year of the Borrower and its Restricted Subsidiaries.
ARTICLE 6.
Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (A) except with respect to Section 7.09, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly and (B) with respect to Section 7.09, Holdings shall not:
Section 2.aIndebtedness. Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and Borrower will not permit any of its Restricted Subsidiaries that are not Loan Parties to issue any shares of Preferred Stock; provided, however, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary that is not a Loan Party may issue shares of Preferred Stock, in each case, if (x) the Fixed Charge Coverage Ratio for the Borrower Parties, as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is greater than or equal to 2.00 to 1.00, determined on a Pro Forma Basis and (y) such Indebtedness, Disqualified Stock or Preferred Stock (1) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, has a Stated Maturity that is no earlier than the Latest Maturity Date, (2) has a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is not less than the longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; provided, that Ratio Debt in the form of Extendable Bridge Loans/Interim Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (3) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Maturity Date applicable to the Revolving Credit Facility and (4) shall for purposes of mandatory prepayments not be treated more favorably than the existing Term Loans (such Indebtedness Incurred and Disqualified Stock and

Preferred Stock issued, “Ratio Debt”); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) Incurred and Disqualified Stock or Preferred Stock issued pursuant to the foregoing by Restricted Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness that may be incurred or assumed and Disqualified Stock or Preferred Stock that may be issued pursuant to clause (o) of the second paragraph of this Section 7.01 by Restricted Subsidiaries that are not Loan Parties) shall not exceed the greater of (x) $75,000,000 and (y) 43% of Four Quarter Consolidated EBITDA, at any one time outstanding, on a Pro Forma Basis (including pro forma application of the proceeds therefrom).
The foregoing limitations will not apply to (collectively, “Permitted Debt”):
(a)(x) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);
(b)Indebtedness Incurred under the Notes Indenture on the Amendment No. 2 Effective Date by the Loan Parties in an aggregate outstanding principal amount at any time outstanding not to exceed $350,000,000, and any Permitted Refinancing thereof (or successive Permitted Refinancing thereof);
(c)Indebtedness and Disqualified Stock of the Borrower and its Restricted Subsidiaries and Preferred Stock of their Restricted Subsidiaries (other than Indebtedness described in clause (a) or (b) above) that is existing on the Closing Date and listed on Schedule 7.01 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Closing Date listed on Schedule 7.01 and Permitted Refinancings thereof;
(d)Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any of their Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $50,000,000 and (y) 30% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (d) or any portion thereof, any Refinancing Expenses; provided that Capitalized Lease Obligations Incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by the Borrower or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement or other Pari Passu Indebtedness that is secured by pari passu Liens on the Collateral (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (d) shall cease to be deemed Incurred or outstanding pursuant to this clause (d) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(e)Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f)the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(g)Indebtedness or Disqualified Stock of the Borrower owing to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a Non-Guarantor Subsidiary shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause (g);
(h)shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);
(i)Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Borrower owing to the Borrower or another Restricted Subsidiary; provided that (x) if the Borrower or a Subsidiary Guarantor Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Guarantor Subsidiary, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i);
(j)Swap Contracts and Cash Management Services Incurred (including, without limitation, in connection with any Qualified Receivables Financing), other than for speculative purposes;
(k)obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;
(l)Indebtedness or Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $87,500,000 and (y) 50% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(m)any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement;

(n)the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (c), this clause (n), clause (o) or clause (r) of this paragraph or subclause (y) of each of clauses (d), (l), (t), (cc) or (dd) of this paragraph (provided that any amounts Incurred under this clause (n) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(1)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided, that Refinancing Indebtedness in the form of bridge loans or Extendable Bridge Loans/Interim Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;
(2)    in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided, that Refinancing Indebtedness in the form of bridge loans or Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;
(3)    to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;
(4)    shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor or (y) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
    (5)    to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired.
(o)(1)    Indebtedness, Disqualified Stock or Preferred Stock (i) of the Borrower or any Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person or any Investments after the Closing Date and (ii) of any Person that is acquired by the Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement after the Closing Date and (2) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business (including Capital Stock) or Person or any Investment after the Closing Date; provided, however, that after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Acquisitions Debt”), either:
(i)the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or
(ii)the Fixed Charge Coverage Ratio of the Borrower Parties is greater than or equal to such ratio immediately prior to giving Pro Forma Effect to such acquisition, merger, consolidation, amalgamation or Investment;
provided further, that (1) the aggregate amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause (o) by Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the first paragraph of this Section 7.01 by Subsidiaries that are not Loan Parties) shall not exceed the greater of (x) $75,000,000 and (y) 43% of Four Quarter Consolidated EBITDA, at any one time outstanding on a Pro Forma Basis (including pro forma application of the proceeds therefrom) and (2) such Indebtedness, Disqualified Stock or Preferred Stock (A) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, has a Stated Maturity that is no earlier than the Latest Maturity Date, (B) has a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is not less than the longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; provided, that Ratio Acquisitions Debt in the form of Extendable Bridge Loans/Interim Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (C) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Maturity Date applicable to the Revolving Credit Facility and (D) shall for purposes of mandatory prepayments not be treated more favorably than the existing Term Loans;
(p)Indebtedness of the Borrower or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(q)Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(r)Contribution Indebtedness;
(s)Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(t)Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries in an aggregate principal amount or liquidation preference, as applicable, not to exceed the greater of (x) $60,000,000 and (y) 35% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Guarantor Subsidiary could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent such Non-Guarantor Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(u)Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(v)Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;
(w)Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;
(x)Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted under Section 7.05;
(y)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(z)Indebtedness Incurred by the Borrower or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;
(aa)[reserved];
(ab)(i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary or any direct or indirect parent of the Borrower in the ordinary course of business;
(ac)the Incurrence by the Borrower or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not exceed the greater of (x) $20,000,000 and (y) 12% of Four Quarter Consolidated EBITDA at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(ad)Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $50,000,000 and (y) 30% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (dd) or any portion thereof, Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (dd) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (dd) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(ae)Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment; and
(af)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law.
The Borrower or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, permitted by this Section 7.01 including through use of the same basket or other exception used to originally incur the Indebtedness being satisfied and discharged, to satisfy and discharge Indebtedness permitted to be incurred hereunder in the form of senior unsecured notes, at the same time as such senior unsecured notes are outstanding, so long as the net proceeds of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, are promptly deposited with the trustee to satisfy and discharge such Indebtedness in accordance with the indenture governing such Indebtedness.
For purposes of determining compliance with this Section 7.01, (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Borrower shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.01; provided that all Indebtedness under this Agreement Incurred on or prior to the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and all Indebtedness under the Notes Indenture on the Amendment No. 2 Effective Date shall be deemed to have been Incurred pursuant to Section 7.01(b) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred on or prior to the Closing Date pursuant to Section 7.01(a) or 7.01(b), as applicable and (ii) in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt or as having been incurred under the Ratio-Based Incremental Facility and in part pursuant to one or more other clauses of Section 7.01, Consolidated Funded Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of Section 7.01, and shall not give effect to any discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Funded Indebtedness on such date of determination that otherwise would be included in Consolidated Funded Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.
For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred

Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus any Refinancing Expenses).
The principal amount or liquidation preference, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.
Section 2.bLimitations on Liens.
Permit the Borrower or any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, except:
(i)in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and
(ii)in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.
Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.
Section 2.cFundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:
(i)any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (A) the Borrower shall be a person organized under the laws of the United States, any state thereof or the District of Columbia and the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and (B) the surviving person shall provide any documentation and other information about such person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act, or (ii) any one or more other Restricted Subsidiaries; provided that (x) any Restricted Subsidiary that is not a Controlled Non-U.S. Subsidiary or a FSHCO may not merge with any Restricted Subsidiary that is a Controlled Non-U.S. Subsidiary or a FSHCO if such Controlled Non-U.S. Subsidiary or such FSHCO shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party either (A) the Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, as elected by the Borrower, and such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively or such Disposition must be a Disposition permitted hereunder;

(ii)(i) any Restricted Subsidiary that is not a Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Subsidiary Guarantor and (ii) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the applicable Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to another Restricted Subsidiary that is a Loan Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(iii)any Restricted Subsidiary (other than the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then either (i) the transferee must either be the Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent or (ii) to the extent such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively, or such Disposition must be a Disposition permitted hereunder; provided, however, that the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or a Guarantor in the same jurisdiction as the disposing party or in another jurisdiction reasonably acceptable to the Administrative Agent;
(iv)any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect a Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;
(v)the Borrower and the Restricted Subsidiaries may consummate the Transactions;
(vi)any Restricted Subsidiary (other than the Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03);
(vii)any Permitted Investment may be structured as a merger, consolidation or amalgamation; and
(viii)the Borrower may consummate a Borrower Substitution Event.
Section 2.dAsset Sales. Cause or make an Asset Sale, unless:
(a)the Borrower or any Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(b)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets; provided, that the amount of:

(a)any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Borrower or such Restricted Subsidiary, as the case may be, from further liability;
(b)any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and
(c)any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (c) that is at that time outstanding, not to exceed the greater of (x) $50,000,000 and (y) 30% of Four Quarter Consolidated EBITDA, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
shall each be deemed to be Cash Equivalents for the purposes of this clause (2).
Within 540 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower or such Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:
(c)to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii).
(d)to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business;
(e)to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as determined by the Borrower in good faith); or
(f)any combination of the foregoing;
provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (4) or (5) of this paragraph if and to the extent that, within 540 days after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (4) or (5) of this paragraph, and that investment is thereafter completed within 180 days after the end of such 540 day period.
Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, the Borrower or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 2.eRestricted Payments. Directly or indirectly:
(a)declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(b)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;
(c)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of the Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations, in the case of each of clauses (i) or (ii), in a principal amount, individually for any such Indebtedness, greater than the Threshold Amount (clauses (i) and (ii), the “Junior Financing”); or
(d)make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(a)(x) in the case of a Restricted Investment, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would occur as a consequence thereof and (y) in the case of all other Restricted Payments, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(b)immediately after giving effect to such transaction on a Pro Forma Basis, the Fixed Charge Coverage Ratio for the Borrower Parties would be no less than 2.00 to 1.00; and
(c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,
(i)the Cumulative Retained Excess Cash Flow Amount at the time of such Restricted Payment, plus
(ii)100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus
(iii)100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of assets (other than cash) after the Closing Date (other than Excluded Equity or any proceeds of the Preferred Equity), plus
(iv)the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than

Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Borrower or any direct or indirect parent of the Borrower (other than Excluded Equity), plus
(v)100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received after the Closing Date by the Borrower or any Restricted Subsidiary (less any amounts distributed as Retained Declined Proceeds) from:
(1)the sale or other disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) of Restricted Investments made after the Closing Date by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments,
(2)the sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) of the Equity Interests of an Unrestricted Subsidiary, or
(3)any distribution or dividend from an Unrestricted Subsidiary, plus
(vi)in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (20) of the next succeeding paragraph or constituted a Permitted Investment, plus
(vii)the aggregate amount of Retained Declined Proceeds since the Closing Date; plus
(viii)the greater of $25,000,000 and 15% of Four Quarter Consolidated EBITDA.
This Section 7.05 will not prohibit:
(a)the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(b)
(a)the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower, or Junior Financing of the Borrower or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);
(b)the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and
(c)if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);
(c)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;
(d)the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness (1) existing at the time a Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of, such Person becoming a Subsidiary or such acquisition;
(e)the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Borrower or any direct or indirect parent of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (5) shall not exceed (x) $10,000,000 in any calendar year or (y) subsequent to the consummation of any public common Equity Offering, $15,000,000 in any calendar year (in each case, with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(a)the cash proceeds received by the Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs on or after the Closing Date, other than those made in connection with or in order to consummate the Acquisition; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus
(b)the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) after the Closing Date; plus
(c)the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that are foregone in return for the receipt of Equity Interests; less
(d)the amount of cash proceeds described in subclause (a), (b) or (c) of this clause (5) previously used to make Restricted Payments pursuant to this clause (5) (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a), (b) and (c) above in any calendar year);
provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower, in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(f)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;
(g)the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock or the Preferred Equity) and the declaration and payment of dividends to the Borrower or any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock or the Preferred Equity) of the Borrower or any direct or indirect parent of the Borrower issued after the Closing Date; provided, however, that (A) the Fixed Charge Coverage Ratio of the Borrower Parties for the Test Period (calculated on a pro forma basis) is 2.00 to 1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (7) does not exceed the net cash proceeds actually received by the Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;
(h)any Restricted Payments made in connection with the consummation of the Transactions or as contemplated by the Acquisition Agreement, including any dividends, payments or loans made to the Borrower or any direct or indirect parent of the Borrower to enable it to make any such payments or any future payments to employees of the Borrower, any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower under agreements entered into in connection with the Transactions;
(i)the declaration and payment of dividends on the Parent Borrower’s common Equity Interests (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by any direct or indirect parent of the Borrower of dividends on such entity’s common Equity Interests) of the sum of (x) up to 6.0% per annum of the cash proceeds net of underwriting fees received by the Borrower from any public offering of common Equity Interests or contributed to the Borrower by any direct or indirect parent of the Borrower from any public offering of common Equity Interests, other than public offerings with respect to the Borrower’s common Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions plus (y) an aggregate amount per annum not to exceed 6.0% of Market Capitalization;
(j)Restricted Payments that are made with Excluded Contributions;
(k)Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $25,000,000 and (y) 15% of Four Quarter Consolidated EBITDA;
(l)[reserved];
(m)(a) for so long as the Borrower or any of its Subsidiaries is a member of (or is disregarded as an entity separate from a member of) a group filing a consolidated, combined, affiliated or unitary income tax return with Holdings or any other direct or indirect parent of the Borrower, Restricted Payments, directly or indirectly, to Holdings or such other direct or indirect parent of the Borrower, in amounts required for Holdings or such other parent entity to pay federal, foreign, state and local income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes) imposed on such entity to the extent such Taxes are attributable to the Borrower and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes in respect of such year if the Borrower and its Subsidiaries paid such Taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary income (or similar) tax group (reduced by any such Taxes paid directly by the Borrower or its Subsidiaries); and provided, further, that the cash distributions made pursuant to this paragraph (13)(a) in respect of any Taxes attributable to any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or any of its Restricted Subsidiaries, or (b) for so long as Borrower is a partnership or disregarded entity for U.S. federal income tax purposes (other than an entity whose sole owner for U.S. federal income tax purposes is a member of a group filing a consolidated, combined, affiliated or unitary income tax return with any direct or indirect parent of the Borrower), Tax Distributions.
(n)the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:

(a)pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Borrower to pay fees and expenses (including Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of Holdings or any other direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;
(b)pay, if applicable, amounts equal to amounts required for Holdings or any direct or indirect parent of the Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary Incurred in accordance with Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);
(c)pay fees and expenses incurred by Holdings or any other direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement and similar obligations under the definitive documentation governing the Second Lien Facility, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;
(d)make payments (i) to the Sponsors pursuant to or contemplated by any Management Agreement or (ii) to or on behalf of the Sponsors for any other financial, advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with the Sponsors or (y) approved in respect of such activities by a majority of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in good faith;
(e)pay franchise and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences;
(f)make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (x)(i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by the Borrower or any of its Restricted Subsidiaries pursuant to this covenant: provided that any payment made pursuant to this clause (f)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by the Borrower or such Restricted Subsidiary and (y) would be permitted by Section 6.18 (other than clause (b)(28) thereof); and
(g)make Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any other direct or indirect parent of the Borrower to finance, any Investment that, if consummated by the Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into the Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(o)(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(p)purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(q)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;
(r)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
(s)the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(t)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $30,000,000 and 18% of Four Quarter Consolidated EBITDA (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(u)the making of payments (i) to the Sponsors pursuant to or contemplated by any Management Agreement or (ii) to or on behalf of the Sponsors for any other financial, advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with the Sponsors or (y) approved in respect of such activities by a majority of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in good faith;
(v)any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Consolidated Total Net Leverage Ratio does not exceed 5.25 to 1.00;
(w)any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (22), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (13) and (14) above, taxes shall include all interest and penalties with respect thereto and all additions thereto.
The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of any Junior Financing Document equal to or greater than the Threshold Amount or the Second Lien Facility Documentation in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

As of the Closing Date, all of the Borrower’s Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary, except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.
For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
Section 2.fBurdensome Agreements.
Permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)(i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;
(b)make loans or advances to the Borrower or any of its Restricted Subsidiaries;
(c)create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or
(d)sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(a)contractual encumbrances or restrictions of the Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);
(b)the definitive documentation governing the Second Lien Facility or the Second Lien Term Facility Indebtedness and related Guarantees;
(c)applicable law or any applicable rule, regulation or order;
(d)any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(e)customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;
(f)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(g)customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(h)purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clause (c) or (d)  in the first paragraph of this Section 7.06 on the property so acquired;
(i)customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) or (d) in the first paragraph of this Section 7.06 on the property subject to such lease;
(j)any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;
(k)any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that is Incurred subsequent to the Closing Date pursuant to Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower or a direct or indirect parent of the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);
(l)any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
(m)any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;
(n)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and
(o)any encumbrances or restrictions of the type referred to in Section 7.06(a), (b), (c) and (d) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the immediately preceding clauses (1) through (14) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 2.gAccounting Changes. Make any change in fiscal year; provided, however, that the Borrower or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower or Holdings, as applicable, to reflect such change in fiscal year.
Section 2.hFinancial Covenant. As of the end of each fiscal quarter of the Borrower (commencing with the second full fiscal quarter ending after the Closing Date) and so long as the aggregate amount of L/C Obligations and Revolving Credit Loans outstanding as of the end of such fiscal quarter (excluding (A) Letters of Credit (whether Cash Collateralized or not), (B) solely for the first four full fiscal quarters of the Borrower ended after the Closing Date, any amounts used to fund certain OID or upfront fees and (C) solely for the first two full fiscal quarters of the Borrower ended after the Closing Date, any Revolving Loans borrowed on the Closing Date to finance a portion of the Transactions) exceeds 35% of the aggregate amount of all Revolving Credit Commitments in effect as of such date, permit the Consolidated First Lien Net Leverage Ratio as of the end of such fiscal quarter of the Borrower to be greater than 5.00 to 1.00 (the “Financial Covenant”).
Section 2.iHolding Company. Holdings, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Borrower and the Restricted Subsidiaries and any Subsidiary of Holdings (that is not the Borrower or a Subsidiary of the Borrower) which is formed solely for purposes of acting as a co-obligor with respect to any Qualified Holding Company Indebtedness and which does not conduct, transact or otherwise engage in any material business or operation, and, in each case, activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt, any New Term Facility or any New Revolving Facility), the Notes Indenture, any Refinancing Notes, any Incremental Equivalent Debt, any Junior Financing Documentation, any Ratio Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by this Section 7.09 and the Guarantees permitted by clause (v) below; (iii) the consummation of the Transactions; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries) and Guarantees of Indebtedness permitted to be incurred hereunder by the Borrower or any of the Restricted Subsidiaries and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the entry into the Acquisition Agreement and the other agreements contemplated thereby and the performing of its obligations with respect thereto, (viii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (ix) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (x) the holding of any cash and Cash Equivalents (but not operating any property); (xi) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; and (xii) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Capital Stock of the Borrower or any Restricted Subsidiary (other than Liens pursuant to any Loan Document, the Notes Indenture, non-consensual Liens arising solely by operation of Law and Liens pursuant to documentation relating to other secured Indebtedness permitted to be incurred and secured hereunder and any Permitted Liens) and shall not incur any Indebtedness (other than in respect of Disqualified Stock, Qualified Holding Company Indebtedness, Indebtedness between Holdings and any of its Restricted Subsidiaries that is subordinated pursuant to the terms of Intercompany Subordination Agreement (or pledged in favor of the Collateral Agent, as applicable) or Guarantees permitted above and liabilities imposed by Law, including Tax liabilities).
Section 1.jRestriction on IP Rights. Permit any Unrestricted Subsidiary to own or exclusively license any IP Rights of the Borrower or any of its Restricted Subsidiaries, other than IP Rights that are not material to the operation of the businesses of Holdings, the Borrower or any of its Restricted Subsidiaries.

ARTICLE 7.
Events of Default and Remedies
Section 2.aEvents of Default. Any of the following shall constitute an “Event of Default”:
(i)Non-Payment. The Borrower or any other Loan Party fails to pay in the currency required hereunder (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, or (iii) within ten Business Days after the same becomes due and payable, any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or
(ii)Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) (unless cured pursuant to the terms thereof), 6.05(a) (solely with respect to the Borrower) or 6.11 (solely with respect to Section 5.07) or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.09; provided, that a Default by the Borrower under Section 7.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term Facilities, any New Term Facility or any Specified Refinancing Debt (unless refinancing the Revolving Credit Facility) unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable and such termination and acceleration has not been rescinded; or
(iii)Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or
(iv)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if such representation or warranty is already qualified by materiality) when made or deemed made and, to the extent capable of being cured, such representation, warranty, certification or statement of fact is not corrected or clarified within 30 days after it was initially made; or

(v)Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than a default or an event of default in respect of the observance of or compliance with any financial maintenance covenant, which is addressed by clause (C) below), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02 or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness containing or otherwise requiring observance or compliance with a financial maintenance covenant and the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity (“Acceleration”); provided however that if such holder or holders (or a trustee or an agent on behalf of such holder or holders or beneficiary or beneficiaries) irrevocably rescind such Acceleration, the Event of Default with respect to this clause (e) shall automatically cease from and after such date; or
(vi)Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes, resolves to institute or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, resolves to appoint, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law (including, without limitation, for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or
(vii)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(viii)Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or
(ix)ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which ERISA Event or Events or Unfunded Pension Liability or Unfunded Pension Liabilities results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, a Foreign Benefit Event that would reasonably be expected to result in a Material Adverse Effect; or
(x)Invalidity of Certain Loan Documents. Any material provision of any Collateral Document, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and/or any Guaranty (in each case, subject to the Legal Reservations, Perfection Requirements and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (vii) of the definition of “Loan Documents” shall constitute an Event of Default only if the Borrower receives notice thereof and the Borrower fails to remedy the relevant failure in all material respects within 15 days of receiving said notice); or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and/or any Guaranty; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document or Guaranty (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or Guaranty or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or
(xi)Change of Control. There occurs any Change of Control.
    Notwithstanding anything to the contrary in this Agreement, no Event of Default or breach of any representation or warranty in Article V or any covenant in Articles VI or VII shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V or such covenant in Articles VI or VII would not have occurred but for a fluctuation (or other adverse change) in Exchange Rates.
Section 2.bRemedies Upon Event of Default. If any Event of Default occurs and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (and, if a Financial Covenant Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders only, and in such case, without limiting the proviso to Section 8.01(b), only with respect to the Revolving Credit Facility and any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 2.cRight to Cure.
(i)Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrower fails to comply with the requirements of the Financial Covenant at any time when the Borrower is required to comply with such Financial Covenant pursuant to the terms thereof, then from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the fifteenth Business Day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 6.02(a) (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right (the “Cure Right”) to issue common Capital Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) for cash and contribute the proceeds therefrom in the form of common Capital Stock (or in preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) to the Borrower or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (“Cure Equity”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
(1)Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect on a consolidated basis under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the fiscal quarter for which the Cure Right was exercised for purposes of calculating the Financial Covenant or calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio (whether as a result of a prepayment of the Loans or via netting of such Cure Amount); and
(2)if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and

(3)upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Revolving Credit Facility until such Cure Amount has been received by the Borrower.
(ii)Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.
Section 2.dApplication of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;
(b)second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
(c)third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;
(d)fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;
(e)fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, that portion of the Obligations of the Loan Parties then owing in respect of regularly scheduled payments or termination payments (whether as a result of the occurrence of any event of default or other termination event) under the Secured Hedge Agreements and that portion of the Obligations of the Loan Parties then owing under the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f)sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or under Secured Hedge Agreements and the Secured Cash Management Agreements that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and
(g)last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrower or as otherwise required by Law or the First Lien/Second Lien Intercreditor Agreement;
provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.
ARTICLE 8.
Administrative Agent and Other Agents
Section 2.aAppointment and Authorization of Agents.
(i)Each Lender and L/C Issuer hereby irrevocably appoints Morgan Stanley and its successors and permitted assigns to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.

(ii)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(iii)The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent as Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).
Section 2.bDelegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 2.cLiability of Agents.
(i)No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence, willful misconduct or material breach of the Loan Documents as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution.
(ii)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each L/C Issuer; provided, however, that neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to take any action that (i) the Administrative Agent or the Collateral Agent, as applicable, in good faith believes exposes it to liability unless the Administrative Agent or the Collateral Agent, as applicable, receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent or the Collateral Agent, as applicable, may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Neither the Administrative Agent nor the Collateral Agent, as applicable, shall have any duty to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent, as applicable, to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(iii)Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution.
Section 2.dReliance by Agents.
(i)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this

Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(ii)For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.
Section 2.eNotice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of any determination of the outstanding Revolving Credit Commitments, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Exchange Rate or Dollar-equivalent in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction.
Section 2.fCredit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Section 2.gIndemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.
Section 2.hAgents in Their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 2.iSuccessor Agents.
(i)The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower and the Lenders. If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.

(ii)Any resignation by or removal of Morgan Stanley as Administrative Agent or Collateral Agent pursuant to this Section 9.09 shall also constitute its resignation or removal as an L/C Issuer, in which case the resigning or removed L/C Issuer (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as L/C Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation or removal. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder or upon the expiration of the 30-day period following the retiring Administrative Agent or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrower shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 1.jAdministrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 1.kCollateral and Guaranty Matters. Except with respect to the exercise of setoff rights in accordance with Section 10.09 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms thereof. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement:

(i)release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes Excluded Property as a result of an occurrence not prohibited hereunder, (v) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty or hereunder, as applicable, pursuant to clause (c) below, (vi) owned by Previous Holdings, the Previous Borrower and any Subsidiary of the Previous Borrower that is not or does not become a Subsidiary of the Co-Borrower, in any such case, in connection with a Borrower Substitution Event or as otherwise contemplated by the proviso to the definition of the terms “Borrower” or the term “Holdings”, as applicable, in each case, as otherwise permitted under this Agreement;
(ii)release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (19), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clauses (9) and (11) (solely with respect to cash deposits) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) and (47) of the definition thereof;
(iii)release any Guarantor from its obligations under the applicable Guaranty or hereunder (and in the case of Previous Holdings or the Previous Borrower, release from its obligations under this Agreement and any other Loan Document), as applicable, (i) if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or (ii) if such Guarantor is Previous Holdings, the Previous Borrower or any Subsidiary of the Previous Borrower that is not or does not become a Subsidiary of the Co-Borrower, in any such case, in connection with a Borrower Substitution Event or as otherwise contemplated by the proviso to the definition of the term “Borrower” or the term “Holdings”, in each case, as otherwise permitted under this Agreement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Notes Indenture, any Incremental Equivalent Debt or, to the extent incurred by a Loan Party (other than Holdings), any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $40,000,000; and
(iv)establish intercreditor arrangements as expressly contemplated by this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, upon the Collateral Agent’s reasonable request, the Borrower shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with the Credit Agreement and the other Loan Documents and that such release is permitted hereby; provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Collateral Agent in such circumstances.

Section 1.lOther Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement, Amendment No. 1, Amendment No. 2 or Amendment No. 3 as a “documentation agent,” “joint lead arranger,” “joint bookrunner,” “Amendment No. 1 Arranger”, “Amendment No. 2 Arranger” or “Amendment No. 3 Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such; provided that each Arranger shall be entitled to any express rights given to that Arranger under any Loan Document. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 1.mSecured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Section 1.nAppointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents.
(i)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(ii)In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.

(iii)Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.
(iv)In the event that the Borrower appoints or designates any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent pursuant to Sections 2.14, 2.15 and 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, as the context may require. Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14, 2.15 and 2.18, as applicable, and designates and authorizes such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.
Section 1.oIntercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized by the Lenders and other Secured Parties to, to the extent required by the terms of the Loan Documents, (i) enter into the First Lien/Second Lien Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement or any other Loan Document, (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender and other Secured Party (a) understands, acknowledges and agrees that Liens will be created on the Collateral pursuant to the Second Lien Facility Documentation, which Liens shall be subject to the terms and conditions of the First Lien/Second Lien Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien/Second Lien Intercreditor Agreement or any other intercreditor agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the First Lien/Second Lien Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement or any other Loan Document or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

Section 1.pWithholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.
Section 1.qCertain ERISA Matters
(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

ARTICLE 9.
Miscellaneous
Section 2.aAmendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the instruction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent to the extent the Administrative Agent is not a Defaulting Lender (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(ii)subject to the provisions of Section 3.04(b), postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under Section 2.19), it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;
(iii)reduce the principal of, or the rate of interest specified herein on, or change the currency of, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (iii) of the proviso following clause (h) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of Consolidated First Lien Net Leverage Ratio shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(iv)amend or otherwise modify Section 6.01(c) or Section 6.02, without the consent of the majority of Lenders that have selected the “Private Side Information” or similar designation (as in effect at the time of the relevant vote); provided, however, that the amendments, modifications, waivers and consents described in this clause (d) shall not require the consent of any Lenders other than the Majority of Lenders that have selected the "Private Side Information" or similar designation (as in effect at the time of the relevant vote);
(v)change (i) any provision of this Section 10.01, or the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to the New Term Facilities or New Revolving Facility and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Revolving Credit Lender;
(vi)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(vii)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender; or

(viii)(i) amend or otherwise modify Section 7.08 (or for the purposes of determining compliance with the Financial Covenant, any defined terms used therein), or Section 8.03, or (ii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenant, (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08 or (iv) waive any condition precedent set forth in Section 4.02 with respect to Credit Extensions involving the Revolving Credit Facility, in each case, without the written consent of the Required Revolving Lenders (other than any Defaulting Lender); provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrower and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Collateral Agent in their respective capacities as such, in addition to the Borrower and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iii) any fee letter may be amended, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, (1) any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time and (2) to the extent any Lenders under any New Revolving Facility have elected to not receive the benefit of the Financial Covenant, the New Revolving Commitments and New Revolving Loans of such Lenders shall be excluded in calculating the votes of any “Required Revolving Lenders” for purposes of Section 10.01(h), Section 8.01(b), Section 8.02 or Section 8.03.
This Section 10.01 shall be subject to any contrary provision of Section 2.14 or Section 2.18. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with the transactions provided for by Section 2.14 or Section 2.18 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (b) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.
Section 2.bNotices; Electronic Communications.

(i)General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(1)if to Holdings, any other Loan Party, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and
(2)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(ii)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(iii)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(iv)Change of Address, Etc. Each of Holdings, the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(v)Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of the Administrative Agent, Collateral Agent, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 2.cNo Waiver; Cumulative Remedies; Enforcement.
(i)No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(ii)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them, and the right to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 2.dExpenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Agents and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in jurisdictions material to the interests of the Lenders) and special counsel for each relevant specialty), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, documented out-of-pocket disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if reasonably necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in jurisdictions material to the interests of the Lenders) and of special counsel for each relevant specialty and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents subject to such conflict after notification to the Borrower). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.

Section 2.eIndemnification by the Borrower. The Borrower shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, and (iii) if reasonably necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or related expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, as determined by a court of competent jurisdiction in a final and non-appealable decision, (B) a material breach of the Loan Documents by such Arranger, Agent-Related Person, Lender, L/C Issuer (or any of their respective Affiliates, partners, directors, officers, employees, counsel, agents and representatives), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (C) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of the Borrower or its Subsidiaries or any of their respective Affiliates; or (y) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or its Subsidiaries and any other Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that no Borrower shall be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 2.fPayments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any L/C Issuer or any Lender, in each case in their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 2.gSuccessors and Assigns.
(i)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder, other than an assignment or other transfer of its rights and obligations hereunder from the Previous Borrower to the Co-Borrower in connection with a Borrower Substitution Event, without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution or natural person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(ii)Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that:
(1)(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or equivalent) or integral multiples of $1,000,000 (or equivalent) (or such lesser amount or multiple as is acceptable to the Administrative Agent and Borrower), in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 or integral multiples of $100,000 (or equivalent) (or such lesser amount or multiple as is acceptable to the Administrative Agent and the Borrower), in the case of any assignment in respect of a Term Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (in each case, which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(2)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities (or tranche of any Facilities) on a non-pro rata basis;

(3)no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) Borrower shall have an absolute consent right with regards to any proposed assignment to a Disqualified Institution and (y) investment objectives and/or history of any proposed lender or its affiliates, shall be a reasonable basis for Borrower to withhold consent) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment; (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution); or (3) such assignment is in respect of the Revolving Credit Facility and made from a Revolving Credit Lender to an Affiliate of such Revolving Credit Lender (provided that such affiliate must be a controlled bank affiliate and not a loan syndicate affiliate) or another Revolving Credit Lender that was a Revolving Credit Lender as of the Closing Date (other than any Disqualified Institution); provided that (1) Borrower shall be deemed to have consented to any assignment unless Borrower objects thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (2) during the 60 day period following the Closing Date, Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Loans and Commitments provided by the Arrangers to Borrower, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that in each case the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer shall not be required for any assignment in respect of a Term Loan;
(4)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 for each assignment (or group of affiliated or related assignments) (except (w) no processing and recordation fee shall be payable in the case of assignments in connection with the initial syndication of the Facilities, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) no processing and recordation fee shall be payable for assignments among Approved Funds or among any Lender and any of its Approved Funds and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;
(5)no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any natural person, (C) to any Disqualified Institution, (D) to Holdings, the Borrower or any of their Subsidiaries except as permitted under clause (j) below or (E) to any Affiliate Lender except as permitted under Section 10.07(i);
(6)no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;
(7)the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and
(8)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). In connection with obtaining the Borrower’s consent to assignments in accordance with this clause (b), the Borrower shall be permitted to designate up to three additional individuals (which, for the avoidance of doubt, may include officers or employees of a Sponsor) who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.
(iii)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c), Section 10.07(m) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(iv)Any Lender may at any time, without the consent of, or (subject to clause (iv) below) notice to, the Borrower, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a natural person, an Affiliate Lender (other than a Debt Fund Affiliate), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) in the case of any participation in any Revolving Credit Commitments, such Lender shall provide the Borrower with five (5) Business Days’ prior written notice of such participation; provided that the Lender shall not be required to identify the applicable Participant to the Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document unless otherwise agreed by the Borrower; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(h) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(v)A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.
(vi)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a FRB or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(vii)Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(viii)Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(ix)Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Affiliate Lender (including any Debt Fund Affiliate), but only if:
(1)the assigning Lender and Affiliate Lender purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;
(2)after giving effect to such assignment, Affiliate Lenders (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans and any pari passu Specified Refinancing Term Loans and New

Term Loans with an aggregate principal amount in excess of 25% in the aggregate of the principal amount of all such Indebtedness then outstanding (calculated as of the date of such purchase); and
(3)such Affiliate Lender (other than Debt Fund Affiliates) shall at all times thereafter be subject to the voting restrictions specified in Section 10.01.
(x)Notwithstanding anything to the contrary herein, so long as no Default or Event of Default, in each case, pursuant to Section 8.01(a), (f) or (g) exists, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:
(1)(A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;
(2)any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries; and
(3)Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.18) to acquire such Term Loan.
In connection with any assignment pursuant to Section 10.07(i) or (j), each Lender acknowledges and agrees that, in connection therewith, (1) the Affiliate Lenders, Holdings and/or any of its Subsidiaries may have, and later may come into possession of, information regarding the Sponsors, Holdings, any of its Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Affiliate Lenders, Holdings, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.
(xi)Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrower are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to a Sponsor or any of its Affiliates and (iv) neither such Sponsor nor any of its Affiliates (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender. The Borrower and each Affiliate Lender (other than any Debt Fund Affiliates) hereby agrees that if a case under Title 11 of the Bankruptcy Code is commenced against the Borrower, such Affiliate Lenders, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders, shall be deemed to have voted in the same proportion as the Lenders that are not Affiliate Lenders voting on such matter; and each Affiliate Lender (other than any Debt Fund Affiliates) hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code.
(xii)Notwithstanding anything to the contrary herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders agreeing to accept such appointment a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding, as of the effective date of such resignation and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(xiii)The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.
(xiv)In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.
Section 2.hConfidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, financing sources, investors, lenders, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authorities having jurisdiction over such Agent, Lender or its respective Affiliates (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with SEC filing requirements) or in connection with any pledge or assignment permitted under Section 10.07(f) above; (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants, any governmental bank regulatory authorities exercising examination or regulatory authorities or any self-regulatory authorities), to the extent not prohibited by applicable Law, to promptly notify the Borrower prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authorities or examiners (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); (k) to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Institution); or (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan

Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.
For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Agent, each Lender and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
Section 2.iSetoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrower or any other Loan Party, any such notice being waived by Holdings (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or the Security Agreement), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or the Security Agreement) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.
Section 1.jInterest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 1.kCounterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 1.lIntegration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Agency Fee Letter that, by their terms, survive the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Agency Fee Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.
Section 1.mSurvival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made).
Section 1.nSeverability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 1.oGoverning Law; Jurisdiction; Etc.
(i)Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(ii)Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(iii)Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 1.pService of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 1.qWaiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 1.rBinding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 1.sNo Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and Holdings acknowledge and agree, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent or any Arranger or Lender (or their respective Affiliates) is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger or any Lender has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents and the Arrangers (or their respective Affiliates), on the other hand, (C) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or the Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and/or their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests and transactions to Holdings, the Borrower or their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 1.tAffiliate Activities. The Borrower and Holdings acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.
Section 1.uElectronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 1.vUSA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 1.wJudgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 1.xAcknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”
Section 1.yAcknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(ii)As used in this Section 10.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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Exhibit B
[Attached]

EXHIBIT A-1
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Morgan Stanley Senior Funding, Inc., as Administrative Agent
Morgan Stanley Senior Funding, Inc.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231

Attention:    Morgan Stanley Agency Team
Email:    Agency.Borrowers@morganstanley.com

Intralinks Postings: Borrower.Documents@morganstanley.com

Ladies and Gentlemen:
Reference is made to that certain First Lien Credit Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ZoomInfo LLC (f/k/a DiscoverOrg, LLC), a Delaware limited liability company (the “Borrower”), ZoomInfo Technologies LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZoomInfo Midco, LLC (f/k/a DiscoverOrg Midco, LLC), a Delaware limited liability company (“Holdings”), each lender from time to time party thereto, each L/C Issuer party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and an L/C Issuer. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.
The undersigned hereby irrevocably requests (select one):
    A Borrowing of Loans        A conversion or continuation of Loans
1.On ______________________________ (a Business Day).1
2.In the principal amount of ___________________.
3.In the form of a___________________________.2
4.Comprised of ___________________________.3
            [Type of Loan requested]

1 Committed Loan Notice must be delivered by (i) 12:00 p.m. (New York City time) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, SOFR Loans (or in the case of any such Borrowing to be made on the Closing Date, one Business Day prior to the Closing Date), (ii) 12:00 p.m. (New York City time) on the requested date of any Term Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base Rate Loans and (iii) 12:00 p.m. (New York City time) on the requested date of any Revolving Credit Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base Rate Loans.
2 Specify whether a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans, New Term Loans, Specified Refinancing Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, or a continuation of SOFR Loans is requested.
3 Specify SOFR Loans or Base Rate Loans.
    A-1-1    Form of Committed Loan Notice

5.[For the borrowing of, conversion to, or continuation of SOFR Loans: with an Interest Period of _____ months.]4

[The Borrowing requested herein complies with the Credit Agreement, including [the proviso to the first sentence of Section 2.01(b) of the Credit Agreement and]5 Section 4.02 of the Credit Agreement.]6,7

4 With respect to any SOFR Borrowing, may be one (1), three (3) or six (6) months or, to the extent consented to by all Appropriate Lenders, twelve (12) months thereafter (or such shorter period as may be agreed to by all Lenders of the applicable Tranche) (in each case, subject to the availability thereof).
5 To be included in requests for Revolving Credit Borrowings.
6 To be included for borrowings after the Closing Date.
7 Not to be included for conversions/continuations.
A-1-2

EXHIBIT J
FORM OF OPTIONAL PREPAYMENT OF LOANS

LOAN PREPAYMENT NOTICE8

Date: _______, ____
Morgan Stanley Senior Funding, Inc.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231

Attention:    Morgan Stanley Agency Team
Email:    Agency.Borrowers@morganstanley.com

Intralinks Postings: Borrower.Documents@morganstanley.com

Ladies and Gentlemen:

Reference is made to that certain First Lien Credit Agreement, dated as of February 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ZoomInfo LLC (f/k/a DiscoverOrg, LLC), a Delaware limited liability company (the “Borrower”), ZoomInfo Technologies LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZoomInfo Midco, LLC (f/k/a DiscoverOrg Midco, LLC), a Delaware limited liability company (“Holdings”), each lender from time to time party thereto, each L/C Issuer party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and an L/C Issuer. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.
This notice is delivered to you pursuant to Section 2.05(a)(i) of the Credit Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:
1.    ☐ Revolving Credit Loans ☐ [New Term Loans] [Initial Term Loans]
2.    (select Type(s) of Loans)
☐ Base Rate Loans in the aggregate principal amount of $________.9
☐ SOFR Loans with an Interest Period ending ______, 20_ in the aggregate principal amount of $________.10
3.    On __________, 20_ (a Business Day).

8 Must be delivered no later than 2:00 p.m. (New York City time) (A) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (B) on the date of prepayment of Base Rate Loans (or such shorter period as the Administrative Agent shall agree).
9 Any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof or if less, the entire principal amount thereof then outstanding.
10 Any prepayment of SOFR Loans shall be (x) in a principal amount of $3,000,000, or (y) a whole multiple of $1,000,000 in excess thereof or if less, the entire principal amount thereof then outstanding.
                        J-1         FORM OF OPTIONAL PREPAYMENT OF LOANS